                                                                     EXHIBIT B.1

================================================================================


                      NORWOOD PROMOTIONAL PRODUCTS, INC.,
                                  as Borrower

                                      and

                             SUBSIDIARY GUARANTORS

                            ______________________


                                 $100,000,000

                               CREDIT AGREEMENT

                         Dated as of October 30, 1998

                            ______________________


                              MERRILL LYNCH & CO.
                                      and
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                            as Joint Lead Arrangers

                                      and

                             MERRILL LYNCH & CO.,
                 as Syndication Agent and Documentation Agent

                                      and

                              NATIONSBANK, N.A.,
                            as Administrative Agent

                                      and

                  THE LENDERS PARTY HERETO FROM TIME TO TIME


================================================================================

                               TABLE OF CONTENTS


          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                             Page
                                                                                                             ----
Section 1.    Definitions and Accounting Matters............................................................   1
              ----------------------------------

   1.01.   Certain Defined Terms............................................................................   1
   1.02.   Accounting Terms and Determinations..............................................................  29
   1.03.   Classes and Types of Loans.......................................................................  29
   1.04.   Rules of Construction............................................................................  30

Section 2.    Commitments, Loans, Notes, Prepayments........................................................  30
              --------------------------------------

   2.01.   Loans............................................................................................  30
   2.02.   Borrowings.......................................................................................  32
   2.03.   Letters of Credit................................................................................  32
   2.04.   Termination and Reductions of Commitments........................................................  36
   2.05.   Fees.............................................................................................  37
   2.06.   Lending Offices..................................................................................  37
   2.07.   Several Obligations..............................................................................  37
   2.08.   Notes; Register..................................................................................  37
   2.09.   Optional Prepayments and Conversions or Continuations of Loans...................................  38
   2.10.   Mandatory Prepayments............................................................................  39
   2.11.   Replacement of Lenders...........................................................................  42
   2.12.   Annual Cleandown.................................................................................  43

Section 3.    Payments of Principal and Interest............................................................  43
              ----------------------------------

   3.01.   Repayment of Loans...............................................................................  43
   3.02.   Interest.........................................................................................  44

Section 4.    Payments; Pro Rata Treatment; Computations; Etc...............................................  45
              -----------------------------------------------

   4.01.   Payments.........................................................................................  45
   4.02.   Pro Rata Treatment...............................................................................  45
   4.03.   Computations.....................................................................................  46
   4.04.   Minimum Amounts..................................................................................  46
   4.05.   Certain Notices..................................................................................  46
   4.06.   Non-Receipt of Funds by Administrative Agent.....................................................  47
   4.07.   Right of Setoff; Sharing of Payments, Etc........................................................  47

Section 5.    Yield Protection, Etc.........................................................................  48
              ---------------------

   5.01.   Additional Costs.................................................................................  48
   5.02.   Limitation on Types of Loans.....................................................................  50
   5.03.   Illegality.......................................................................................  50
   5.04.   Treatment of Affected Loans......................................................................  50
   5.05.   Compensation.....................................................................................  51

                                                                                                              Page
                                                                                                              ----
   5.06.   Net Payments.....................................................................................  51

Section 6.    Guarantee.....................................................................................  53
              ---------

   6.01.   The Guarantee....................................................................................  53
   6.02.   Obligations Unconditional........................................................................  54
   6.03.   Reinstatement....................................................................................  55
   6.04.   Subrogation; Subordination.......................................................................  55
   6.05.   Remedies.........................................................................................  55
   6.06.   Instrument for the Payment of Money..............................................................  55
   6.07.   Continuing Guarantee.............................................................................  56
   6.08.   General Limitation on Guarantee Obligations......................................................  56

Section 7.    Conditions Precedent..........................................................................  56
              --------------------

   7.01.   Initial Extension of Credit......................................................................  56
   7.02.   Initial and Subsequent Extensions of Credit......................................................  62
   7.03.   Determinations Under Section 7...................................................................  63

Section 8.    Representations and Warranties................................................................  63
              ------------------------------

   8.01.   Corporate Existence..............................................................................  63
   8.02.   Financial Statements; Financial Condition; Etc...................................................  63
   8.03.   Litigation.......................................................................................  64
   8.04.   No Breach; No Default............................................................................  64
   8.05.   Action...........................................................................................  65
   8.06.   Approvals........................................................................................  65
   8.07.   ERISA............................................................................................  65
   8.08.   Taxes............................................................................................  66
   8.09.   Investment Company Act; Public Utility Holding Company Act; Other Restrictions...................  66
   8.10.   No Burdensome Restrictions.......................................................................  66
   8.11.   Subordinated Notes and PIK Preferred.............................................................  66
   8.12.   Environmental Matters............................................................................  66
   8.13.   Environmental Investigations.....................................................................  67
   8.14.   Use of Proceeds..................................................................................  67
   8.15.   Subsidiaries.....................................................................................  67
   8.16.   Properties.......................................................................................  68
   8.17.   Security Interest; Absence of Financing Statements...............................................  68
   8.18.   Compliance with Laws.............................................................................  68
   8.19.   True and Complete Disclosure.....................................................................  68
   8.20.   Solvency.........................................................................................  69
   8.21.   Employee and Labor Matters.......................................................................  69
   8.22.   Intellectual Property............................................................................  69
   8.23.   Representations and Warranties in Documents......................................................  70
   8.24.   Senior Indebtedness..............................................................................  70
   8.25.   Year 2000........................................................................................  70

                                                                                                              Page
                                                                                                              ----
Section 9.    Covenants.....................................................................................  70
              ---------

   9.01.   Financial Statements, Etc........................................................................  70
   9.02.   Litigation, Etc..................................................................................  73
   9.03.   Existence; Compliance with Law; Payment of Taxes; Inspection Rights;
              Performance of Obligations; Etc...............................................................  73
   9.04.   Insurance........................................................................................  74
   9.05.   Limitation on Issuance or Disposals of Capital Stock of Subsidiaries.............................  75
   9.06.   Limitation on Fundamental Changes; Limitation on Acquisitions; Limitation on
              Dispositions..................................................................................  76
   9.07.   Limitation on Liens and Related Matters..........................................................  77
   9.08.   Prohibition on Disqualified Capital Stock; Limitation on Indebtedness............................  79
   9.09.   Limitations on Investments.......................................................................  80
   9.10.   Limitation on Dividend Payments..................................................................  82
   9.11.   Financial Covenants..............................................................................  82
   9.12.   Pledge of Additional Collateral..................................................................  84
   9.13.   Security Interests...............................................................................  84
   9.14.   Compliance with Environmental Laws...............................................................  85
   9.15.   Limitation on Lines of Business..................................................................  85
   9.16.   Limitation on Transactions with Affiliates.......................................................  85
   9.17.   Limitation on Accounting Changes; Limitation on Investment Company Status........................  86
   9.18.   Interest Rate Protection Agreements..............................................................  86
   9.19.   Limitation on Modifications of Certain Documents, Etc............................................  86
   9.20.   Limitation on Payments or Prepayments of Indebtedness or Preferred Stock, Etc....................  86
   9.21.   Limitation on Certain Restrictions Affecting Subsidiaries........................................  87
   9.22.   Additional Obligors..............................................................................  87
   9.23.   Restriction on Leases............................................................................  88
   9.24.   Limitation on Sale or Discount of Receivables....................................................  88
   9.25.   Limitation on Contingent Obligations.............................................................  88
   9.26.   Landlord Lien Assurances.........................................................................  89
   9.27.   Limitation on Other Restrictions on Amendment of Credit Documents................................  89
   9.28.   Limitation on Subsidiaries.......................................................................  89
   9.29.   Limitation on Designated Senior Indebtedness.....................................................  89
   9.30.   Limitation on Change of Principal Place of Business or Corporate Name............................  89
   9.31.   Changes in Factual Information Regarding the Collateral..........................................  89
   9.32.   Casualty and Condemnation........................................................................  90
   9.33.   Take or Pay Contracts............................................................................  90
   9.34.    Tax Sharing Arrangements........................................................................  90
   9.35.   Year 2000 Compliance.............................................................................  90

Section 10.   Events of Default.............................................................................  90
              -----------------

Section 11.   Administrative Agent..........................................................................  93
              --------------------

   11.01.  General Provisions...............................................................................  93
   11.02.  Indemnification..................................................................................  95
   11.03.  Consents Under Other Credit Documents............................................................  95
   11.04.  Collateral Sub-Agents............................................................................  95

                                                                                                             Page
                                                                                                             ----
Section 12.   Miscellaneous................................................................................. 95
              -------------

   12.01.  Waiver..........................................................................................  95
   12.02.  Notices.........................................................................................  95
   12.03.  Expenses, Indemnification, Etc..................................................................  96
   12.04.  Amendments, Etc.................................................................................  97
   12.05.  Successors and Assigns..........................................................................  99
   12.06.  Assignments and Participations..................................................................  99
   12.07.  Survival........................................................................................ 101
   12.08.  Captions........................................................................................ 101
   12.09.  Counterparts.................................................................................... 101
   12.10.  Governing Law; Submission to Jurisdiction; Waivers; Etc......................................... 101
   12.11.  Confidentiality................................................................................. 102
   12.12.  Independence of Representations, Warranties and Covenants....................................... 102
   12.13.  Severability.................................................................................... 102
   12.14.  Prior Understandings............................................................................ 102
   12.15.  Acknowledgments................................................................................. 103

Signatures................................................................................................. S-1

ANNEX A            -      Commitments

SCHEDULE 1.01(a)   -      Subsidiary Guarantors
SCHEDULE 7.01(ii)  -      Indebtedness to Be Repaid on the Closing Date
SCHEDULE 8.02      -      Certain Contingent Obligations
SCHEDULE 8.03      -      Litigation
SCHEDULE 8.12      -      Environmental Matters
SCHEDULE 8.15      -      Subsidiaries of Borrower
SCHEDULE 8.21      -      Labor Matters
SCHEDULE 9.07      -      Certain Existing Liens
SCHEDULE 9.08      -      Certain Indebtedness to Remain Outstanding
SCHEDULE 9.09      -      Investments
SCHEDULE 9.16      -      Existing Affiliate Agreements

EXHIBIT A-1        -      Form of Revolving Credit Note
EXHIBIT A-2        -      Form of Tranche A Term Loan Note
EXHIBIT A-3        -      Form of Tranche B Term Loan Note
EXHIBIT A-4        -      Form of Swing Loan Note
EXHIBIT B          -      Form of Intercompany Note
EXHIBIT C          -      Form of Interest Rate Certificate
EXHIBIT D          -      Form of Security Agreement
EXHIBIT E-1        -      Form of Opinion of Counsel to the Obligors
EXHIBIT E-2        -      Form of Local Counsel Opinion
EXHIBIT F          -      Form of Notice of Assignment
EXHIBIT G          -      Form of Mortgage
EXHIBIT H          -      Form of Section 5.06 Certificate
EXHIBIT I          -      Form of Notice of Borrowing
EXHIBIT J          -      Form of Notice of Conversion/Continuation
EXHIBIT K          -      Form of Landlord Lien Waiver
EXHIBIT L          -      Form of Joinder Agreement
EXHIBIT M          -      Form of Assignment and Acceptance Agreement

          CREDIT AGREEMENT dated as of October 30, 1998 among: NORWOOD PROMOTIONAL PRODUCTS, INC., a Texas corporation ("Borrower" ); EACH OF THE
                                                  --------
SUBSIDIARY GUARANTORS party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); MERRILL LYNCH &
                  ------                          -------
CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch") AND
                                                          -------------
NATIONSBANC MONTGOMERY SECURITIES LLC, as Joint Lead Arrangers ("Joint Lead Arrangers"), MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent and Documentation Agent (in such capacities "Syndication Agent"), and NATIONSBANK, N.A., as Administrative Agent for the
 -----------------
Lenders (in such capacity, together with its successors in such capacity, "Administrative Agent").
 --------------------

          The parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01.  Certain Defined Terms.  As used herein, the following terms
                 ---------------------
shall have the following meanings:

          "Acquisition" shall mean any transaction or series of related
           -----------
transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of a Person, or of any business or division of a Person, (b) acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

          "Acquisition Consideration" shall mean the purchase consideration for
           -------------------------
any Acquisition and all other payments made and liabilities incurred by any Company in exchange for, or as part of, or in connection with any Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements, consulting agreements, service agreements and non-competition agreements and other liabilities of every type and description.

          "Additional Collateral" see Section 9.12.
           ---------------------

          "Adjusted Net Income" shall mean, for any Measurement Period, the
           -------------------
consolidated net income (loss) of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains for such period from Dispositions (including Excluded Dispositions), other than the Disposition of inventory in the ordinary course of business, and the tax consequences thereof,
(b) any non-recurring or extraordinary items of income and the non-cash portion of any extraordinary item of expense for such period, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which any Company has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period, (d) the net income (loss) of any Person combined with any Company on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, di-rectly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.

          "Administrative Agent" see the introduction to this Agreement.
           --------------------

          "Administrative Agent's Fee Letter" shall mean the Fee Letter, dated
           ---------------------------------
October 6, 1998, by and between NationsBank, N.A. and Borrower.

          "Advance Date" see Section 4.06.
           ------------

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its
                                               -------
correlative meanings, "controlled by" and "under common control with") shall
                       -------------       -------------------------
mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided,
                                                                     --------
however, that, in any event, any Person which owns directly or indirectly 10% or
-------
more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner or non-managing member of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, solely for purposes of Section 9.16, Borrower shall not be deemed an Affiliate of any Subsidiary and no Wholly Owned Subsidiary shall be deemed an Affiliate of any other Wholly Owned Subsidiary or Borrower.

          "Affiliate Transaction" see Section 9.16.
           ---------------------

          "Agent" shall mean Administrative Agent, Syndication Agent or either
           -----
Arranger.

          "Agreement" shall mean this Credit Agreement, as amended from time to
           ---------
time.

          "Alternate Base Rate" shall mean for any day, a rate per annum that is
           -------------------                                 --- -----
equal to the higher of (i) the Federal Funds Rate, plus 0.50% or (ii) the Prime
                                                   ----
Rate.

          "Alternate Base Rate Loans" shall mean Loans that bear interest at
           -------------------------
rates based upon the Alternate Base Rate.

          "Amortization Payment" shall mean each scheduled installment of
           --------------------
payments on the Term Loans as set forth in Section 3.01(c).

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall be (x) from the Closing Date to the date
           -----------------
(the "Reset Date") Borrower shall have delivered to the Lenders the financial
      ----------
statements and Interest Rate Certificate required by Sec-
tions 9.01(a), (b) and (d) in respect of the first four full fiscal quarters of Borrower ended after the Closing Date, the rates per annum set forth opposite
                                                 --- -----
Tier II below; provided, however, if the Leverage Ratio is 5:00:1.0 or greater
               --------  -------
as evidenced by the financial statements and Interest Rate Certificate delivered to the Lenders by the Borrower as required by Sections 9.01(a), (b) and (d), then Tier I shall apply, and (y) after the Reset Date, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after the Reset Date is as set forth below, the percentage per annum set forth opposite such Leverage
                                      --- -----
Ratio set forth below. Any change in the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(d). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01, such ratio shall be deemed to be that set forth opposite Tier I below until Borrower delivers such Interest Rate Certificates and financial statements.

=======================================================================================================
                                                                                    ALTERNATE
  TIER              LEVERAGE RATIO                LIBOR LOANS                    BASE RATE LOANS
-------------------------------------------------------------------------------------------------------
                                            Revolving                        Revolving
                                          Credit Loans/                    Credit Loans/
                                          Tranche A Term     Tranche B     Tranche A Term     Tranche B
                                              Loans         Term Loans         Loans         Term Loans
-------------------------------------------------------------------------------------------------------
    I        *5.00:1.0                        3.00%           3.50%             2.00%          2.50%
-------------------------------------------------------------------------------------------------------
   II           *4.50:1.0 but **5.00:1.0      2.75%           3.25%             1.75%          2.25%
-------------------------------------------------------------------------------------------------------
  III           *4.00:1.0 but **4.50:1.0      2.50%           3.25%             1.50%          2.25%
-------------------------------------------------------------------------------------------------------
   IV           *3.50:1.0 but **4.00:1.0      2.25%           3.25%             1.25%          2.25%
-------------------------------------------------------------------------------------------------------
    V           *3.00:1.0 but **3.50:1.0      2.00%           3.25%             1.00%          2.25%
-------------------------------------------------------------------------------------------------------
   VI        **3.00:1.0                       1.75%           3.25%             0.75%          2.25%
=======================================================================================================

*  Greater than.
** Less than or equal to.


          "Applicable Revolving Facility Fee Percentage" shall be (x) from the
           --------------------------------------------
Closing Date to the Reset Date, the rate per annum set forth opposite Tier I
                                         --- -----
below, and (y) thereafter, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after the Reset Date is as set forth below, the percentage per annum set forth opposite such Leverage Ratio set forth below.
               --- -----
Any change in the Leverage Ratio shall be effective to adjust the Applicable Revolving Facility Fee Percentage as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to
Section 9.01(d). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01, such ratio shall be deemed to be that set forth opposite Tier I below until Borrower delivers such Interest Rate Certificates and financial statements.

          =============================================================
            TIER          LEVERAGE RATIO           COMMITMENT FEE
          -------------------------------------------------------------
            I                 *5.00:1.0                  0.500%
          -------------------------------------------------------------
            II              *4.50:1.0 but                0.500%
                              **5:00:1.0
          -------------------------------------------------------------
            III             *4.00:1.0 but                0.500%
                              **4.50:1.0
          -------------------------------------------------------------
            IV              *3.50:1.0 but                0.375%
                              **4.00:1.0
          -------------------------------------------------------------
            V               *3.00:1.0 but                0.375%
                              **3.50:1.0
          -------------------------------------------------------------
            VI                **3.00:1.0                 0.375%
          =============================================================

*  Greater than.
** Less than or equal to.

           "Approved Fund" shall mean, with respect to any Lender that is a fund
           -------------
or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended.

          "Benefit Arrangement" shall mean at any time an employee benefit plan
           -------------------
within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" see the introduction to this Agreement.
           --------

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City or San Antonio, Texas and
(b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Buyout Group" shall have the meaning set forth in the Merger
           ------------
Agreement.

          "Buyout Group Financing" shall mean the issuance of Common Stock to
           ----------------------
the Buyout Group and certain other third parties identified to the Joint Lead Arrangers prior to the Closing Date and acceptable to them to raise gross proceeds of at least $22.0 million.

          "Buyout Group Financing Documents" shall mean the agreements pursuant
           --------------------------------
to which Equity Interests of Borrower were issued to the Buyout Group and certain other third parties and all documents relating thereto.

          "Capital Expenditures" shall mean, for any period, any direct or
           --------------------
indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations,
(ii) Acquisitions permitted pursuant to Section 9.09(k), (iii) expenditures in an amount not to exceed the Net Available Proceeds of any Casualty Event or any Taking, Destruction or loss of title with respect to Real Property in each case to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) or Section 2.10(a)(v), as applicable, and (vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment in each case in the ordinary course of business.

          "Capital Lease," as applied to any Person, shall mean any lease of any
           -------------
Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Casualty Event" shall mean, with respect to any Property of any
           --------------
Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation, including without limitation, compensation from litigation or in lieu of litigation. Casualty Event shall not include any Taking or Destruction or loss of title to Real Property.

          "CERCLA" see Section 8.12.
           ------

          "Change in Law" shall mean the introduction of any law or regulation,
           -------------
or any change in law or regulation, or the interpretation or administration of any law.

          "Change of Control"  shall mean any transaction or event (including,
           -----------------
without limitation, an issuance, sale or exchange of capital stock, a merger or consolidation, or a dissolution or liquidation) occurring on or after the date hereof (whether or not approved by the board of directors of Borrower) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, (i) the Equity Interests beneficially owned directly or indirectly by the Permitted Holders, the Buyout Group, and Liberty fail to constitute collectively, at least a majority, on a fully diluted basis, of the aggregate then outstanding Equity Interests of Borrower or voting power of the Equity Interests of Borrower at the time outstanding or (ii) the Permitted Holders fail to beneficially own, directly or indirectly, at least 18%, on a fully diluted basis, of the aggregate then outstanding Equity Interests of Borrower or voting power of the Equity Interests of Borrower at the time outstanding; (b) any "Person" or any "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Permitted Holders and the Buyout Group) shall (directly or indirectly) (i) beneficially own in the aggregate Equity Interests of Borrower having 45% or more of the aggregate voting power of all Equity Interests of Borrower at the time outstanding, or (ii) have the right or ability by voting power, contract or otherwise to elect or designate for election a majority or more of the board of directors of Borrower; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least 66-2/3% of the directors of Borrower then still in office who were either directors at the begin-
ning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office; or (d) any event or circumstance constituting a "change of control" or other similar occurrence under (1) the Subordinated Notes or (2) documentation evidencing or governing any other Indebtedness of Borrower or any Subsidiary in a principal amount in excess of $2.0 million (other than under the Credit Documents) shall occur which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings
           ----------------       -----
ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934.

          "Class" see Section 1.03.
           -----

          "Closing Date" shall mean the date upon which the initial extension of
           ------------
credit hereunder is made (October 30, 1998).

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Collateral" shall mean all of the Pledged Collateral and Mortgaged
           ----------
Real Property.

          "Collateral Account" see Section 4.01 of the Security Agreement.
           ------------------

          "Commitment Letter" shall mean that certain commitment letter among
           -----------------
Merrill Lynch Capital Corporation, NationsBank, N.A., NationsBanc Montgomery Securities LLC and LLC dated September 15, 1998, together with Exhibit A thereto and incorporated therein.

          "Commitments" shall mean the Revolving Credit Commitments and the Term
           -----------
Loan Commitments.

          "Common Stock" shall mean the common stock of Borrower, no par value.
           ------------

          "Common Stock Financing" shall mean the issuance of Common Stock and
           ----------------------
Series A Warrants to Liberty to raise gross proceeds of $3.0 million.

          "Common Stock Financing Documents" shall mean the purchase agreements
           --------------------------------
pursuant to which Common Stock was issued to Liberty and all documents relating thereto, including but not limited to the Stock and Warrant Purchase Agreement and Series A Warrant.

          "Companies" shall mean the Obligors and their respective Subsidiaries;
           ---------
and "Company" shall mean any of them.
     -------

          "Consolidated EBITDA" shall mean, for any Measurement Period, the sum
           -------------------
(without duplication) of the amounts for such period of (i) Adjusted Net Income,
(ii) income tax expense to the extent deducted in determining Adjusted Net Income for such period, (iii) interest expense to the extent deducted in determining Adjusted Net Income for such period, (iv) depreciation expense and amortization expense to the extent deducted in determining Adjusted Net Income for such period, and (v) the non-cash component of any item of expense to the extent deducted in determining Adjusted Net Income for such period, other than to the extent requiring an accrual or reserve for actual future cash expenses, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries.

          "Consolidated Fixed Charges" shall mean for any period of calculation,
           --------------------------
the sum of (i) Consolidated Interest Expense for such period; provided, however,
                                                              --------  -------
prior to such time as Borrower shall have delivered financial statements to the Lenders in respect of four full fiscal quarters after the Closing Date, Consolidated Interest Expense for any Measurement Period shall be the amount thereof for such period multiplied by a fraction, the numerator of which is four and the denominator of which is the number of full fiscal quarters elapsed since the Closing Date, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower and the Subsidiaries for such period, (iii) cash taxes of Borrower and the Subsidiaries for such period and (iv) accrued dividends on the PIK Preferred for such period to the extent such dividends are paid in cash.

          "Consolidated Interest Expense" shall mean, for any period, for
           -----------------------------
Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) all cash interest expense in respect of Indebtedness during such period (whether or not actually paid during such period).

          "Consolidated Rental Payments" shall mean, for any period, the
           ----------------------------
aggregate amount of all rents paid or to be incurred under all operating leases of Borrower and its Consolidated Subsidiaries as lessees (net of sublease income).

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Contingent Obligations" shall mean, as to any Person, without
           ----------------------
duplication, any obligation of such Person guaranteeing or expressly intended to guarantee by its terms any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any
  -------------------                             ---------------
manner, whether directly or indirectly, including any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person and including any obligation of such Person, whether or not contingent, to (a) purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent
                                 --------  -------
Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person reasonably and in good faith.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any security issued by such Person or of any indenture, credit agreement, securities purchase agreement, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Covered Taxes" see Section 5.06(a).
           -------------

          "Credit Documents" shall mean this Agreement, the Notes, the Letter of
           ----------------
Credit Documents and the Security Documents.

          "Creditor" shall mean (i) any Agent, (ii) the Issuing Lender, (iii)
           --------
any Lender or (iv) any Person party to a Swap Contract relating to the Loans so long as at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender.

          "Debt Issuance" shall mean the incurrence by any Obligor of any
           -------------
Indebtedness after the Closing Date (other than as permitted by Section 9.08).

          "Default" shall mean any event or condition that constitutes an Event
           -------
of Default or that would become, with notice or lapse of time or both an Event of Default.

          "Destruction" shall mean any damage to, or loss or destruction of, any
           -----------
Real Property or Mortgaged Real Property. Destruction shall not include any Casualty Event.

          "Disposition" shall mean any conveyance, sale, lease assignment,
           -----------
transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including shares of Equity Interests of any Subsidiary of any Company or any joint venture of any Company) (whether now owned or hereafter acquired) by any Company to any Person and any liquidating or other non-ordinary course dividend or distribution received by any Company in respect of any joint venture or similar enterprise, excluding, however, any Excluded Disposition.

          "Disposition Event" shall mean the receipt by any Obligor or any of
           -----------------
its Subsidiaries of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

          "Disqualified Capital Stock" shall mean, with respect to any Person,
           --------------------------
any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of Equity Interests of any Company, or of any Equity Rights, but excluding dividends payable in respect of shares of Qualified Capital Stock through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Equity Interests of such Company through the issuance of Qualified Capital Stock of such Company.

          "Domestic Subsidiary" shall mean any Subsidiary that is a U.S. Person
           -------------------
and that is a direct Subsidiary of Borrower or another Domestic Subsidiary.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Eligible Person" shall mean (i) a commercial bank organized under the
           ---------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such
                                  ----
country, and having a combined capital and surplus in a dollar equivalent amount of at least $250.0 million; provided, however, that such bank is acting through
                            --------  -------
a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $250.0 million; (iv) any Affiliate of a Lender; and (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds and investment funds (with respect to any assignment of Revolving Credit Commitments, as long as able to make Revolving Credit Loans). With respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging such Person's liability for any costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from
(i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any
                             -------------------
Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
applicable Federal, state, local and foreign laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Equity Interests" shall mean, with respect to any Person, any and all
           ----------------
shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

          "Equity Issuance" shall mean any of (a) any issuance or sale by any
           ---------------
Company after the Closing Date of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or
(y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by any Company after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interests issued by the recipient of such contribution), excluding any Equity Issuance comprising the issuance of Equity Interests to the seller or sellers in consideration for an Acquisition.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as amended.

          "ERISA Group" shall mean each Company and all members of a controlled
           -----------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Company, are treated as a single employer under Section 414 of the Code.

          "Event of Default" see Section 10.
           ----------------

          "Excess Cash Flow" shall mean, for any period of calculation, the
           ----------------
remainder of:

          (a)  the sum, without duplication, of (i) consolidated net income
     (loss) of Borrower and its Consolidated Subsidiaries for such period (calculated by (x) excluding any gains or losses from any Disposition not in the ordinary course of business or any Excluded Disposition not in the ordinary course of business (y) adding back the non-cash component of all extraordinary or non-recurring items of expense and (z) deducting the non-cash component of all extraordinary or non-recurring items of income, in each case to the extent taken into account in the calculation of such consolidated net income), plus (ii) all depreciation and amortization of
                               ----
     assets (including goodwill and other intangible assets), non-cash interest expense and all other non-cash charges of Borrower and its Consolidated Subsidiaries deducted in determining consolidated net income for such period, plus (iii) any net decrease in Working Capital (as reflected on the
             ----
     audited consolidated statement of cash flows in accordance with FAS 52) during such period (exclusive of decreases in Working Capital from any Disposition or any Excluded Disposition (other than inventory in the ordinary course of business)), plus (iv) all federal, state, local and
                                    ----
     foreign income or capital taxes (whether paid or deferred) of Borrower and its Consolidated Subsidiaries deducted in determining consolidated net income for such period, minus
                             -----

          (b) the sum, without duplication, of (i) regularly scheduled installment payments of principal of the Term Loans (other than from Excess Cash Flow), voluntary prepayments of the Term Loans, the aggregate principal amount of permanent principal payments with respect to any other Indebtedness of Borrower and its Consolidated Subsidiaries, prepayments of the Revolving Credit Loans to the extent of any concurrent permanent reduction in the Revolving Credit Commitments, and the portion of any regularly scheduled payments with respect to Capital Leases of Borrower and its Consolidated Subsidiaries allocable to principal, in each case made during such period (in any such case other than to the extent any such payment is made from the proceeds of any Debt Issuance or Equity Issuance (regardless of any exclusion from the definition thereof), any Disposition or any Excluded Disposition (other than sales of inventory in the ordinary course of business) or any insurance proceeds), plus (ii) Capital
                                                     ----
     Expenditures for such period (other than to the extent made from the proceeds of any Loans or any Debt Issuance or Equity Issuance (regardless of any exclusion from the definition thereof), any Disposition or any Excluded Disposition (other than sales of inventory in the ordinary course of business) or any insurance proceeds), plus (iii) all cash taxes paid by Borrower and its
                                              ----
     Consolidated Subsidiaries during such period, plus (iv) non-cash charges
                                                   ----
     added back in any previous period pursuant to item (a)(ii) above to the extent such charge has become a cash item in the current period, plus (v)
                                                                      ----
     any net increase in Working Capital (as reflected on the audited consolidated statement of cash flows in accordance with FAS 52) during such period (exclusive of increases in Working Capital from any Disposition or any Excluded Disposition).

          "Excluded Dispositions" shall mean (i) Dispositions for fair market
           ---------------------
value resulting in no more than $1.0 million in proceeds in any fiscal year;
(ii) an exchange of equipment or inventory for like equipment or inventory, provided that the Person effecting such exchange receives substantially equivalent value in such exchange for the Property disposed of; (iii) any transaction permitted by Section 9.06 (other than clause (j)), any Lien permitted by Section 9.07, any Investment permitted by Section 9.09 and any Dividend Payment permitted by Section 9.10; (iv) any issuance of Equity Interests by any Subsidiary to directors to qualify directors if required by applicable law if resulting in de minimis proceeds; and (v) the sale of
                               -- -------
inventory in the ordinary course of business.

          "Existing Affiliate Agreements" see Section 9.16.
           -----------------------------

          "Existing Credit Facility" shall mean all of Borrower's Indebtedness
           ------------------------
under its $125.0 million credit facility arranged by Merrill Lynch.

          "Existing Credit Facility Repayment" shall mean the repayment of all
           ----------------------------------
Indebtedness and termination of all commitments to make extensions of credit under the Existing Credit Facility.

          "Facility" means any of the Revolving Facility, the Term Loan A
           --------
Facility and the Term Loan B Facility.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------                                    --- -----
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such
                          --------  -------
rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

          "Fee Letter" shall mean the Fee Letter dated September 15, 1998 by and
           ----------
among Merrill Lynch Capital Corporation, NationsBank, N.A., NationsBanc Montgomery Securities LLC and LLC.

          "Fee Letters" shall mean Administrative Agent's Fee Letter and the Fee
           -----------
Letter.

          "Final Maturity Date" shall mean October 30, 2004.
           -------------------

          "Foreign Pension Plan" shall mean any plan, fund (including, without
           --------------------
limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by any Company primarily for the benefit of employees of any Company residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, or any such plan as to which any Company may have any liability.

          "Foreign Subsidiary" shall mean any direct or indirect Subsidiary
           ------------------
organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision) other than Norwood Holdings, C.V. (Netherlands) and F. Van Der Hoist (Rotterdam) B.V. (Netherlands).

          "Funding Date" shall mean the date of the funding of any Loan.
           ------------

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" shall mean any government or political
           ----------------------
subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean the guarantee of each Subsidiary Guarantor
           ---------
pursuant to Section 6.

          "Guaranteed Obligations" see Section 6.01.
           ----------------------

          "Hardship" means certain facts and circumstances, such as a medical
           --------
emergency concerning any current holder of Common Stock (who are current employees of Borrower) or his immediate family or any current holder of Common Stock, (who are current employees of Borrower) need to pay educational expenses such as college tuition, as a result of which any current holder of Common Stock (who is a current employee of Borrower prior to such event) or spouses or other heirs of such employee requests Borrower or the other holders of Common Stock to buy all or some of his Common Stock, which request the Board of Directors of Borrower (or a designated committee thereof) will permit or deny in its sole discretion.

          "Hazardous Material" shall mean any pollutant, contaminant, toxic,
           ------------------
hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance including, without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

          "Indebtedness" shall mean, for any Person, without duplication, (a)
           ------------
all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses not overdue by more than 60 days incurred in the ordinary course of business on ordinary terms or contested in good faith); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital

Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all indebtedness of other Persons referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, limited to the lesser of such indebtedness or the value of such property; and (j) all Contingent Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

          "Indemnitee" see Section 12.03.
           ----------

          "Initial Public Offering" shall mean a primary underwritten public
           -----------------------
offering of the common stock of Borrower, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

          "Intellectual Property" see Section 8.22.
           ---------------------

          "Intercompany Note" shall mean a promissory note substantially in the
           -----------------
form of Exhibit B.
        ---------

          "Interest Coverage Ratio" shall mean, for any Measurement Period, the
           -----------------------
ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period. Prior to such time as Borrower shall have delivered financial statements to the Lenders in respect of four full fiscal quarters after the Closing Date, Consolidated Interest Expense for any Measurement Period shall be the amount thereof for such period multiplied by a fraction, the numerator of which is four and the denominator of which is the number of full fiscal quarters elapsed since the Closing Date.

          "Interest Period" shall mean, with respect to any LIBOR Loan, each
           ---------------
period commencing on the date such LIBOR Loan is made or Converted from an Alternate Base Rate Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b) and 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

          "Interest Rate Certificate" shall mean an Officers' Certificate
           -------------------------
substantially in the form of Exhibit C, delivered pursuant to Section 9.01(d),
                             ---------
demonstrating in reasonable detail the calculation of the Leverage Ratio as of the last day of the Measurement Period then last ended on or immediately prior to the date such certificate is required to be delivered.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of assets, Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; (d) the entering into, or direct or indirect incurrence, of any Contingent Obligation with respect to Indebtedness or other liability of any other Person; (e) the entering into of any Swap Contract; or
(e) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale).

          "Issuing Lender" shall mean NationsBank, N.A. or any of its
           --------------
Affiliates, or such other Lender or Lenders selected by Administrative Agent reasonably satisfactory to Borrower, as the issuer of Letters of Credit under
Section 2.03, together with its successors and assigns in such capacity.

          "Joint Lead Arrangers" see the introduction to this Agreement.
           --------------------

          "Krasovec" shall mean Frank Krasovec, a natural Person resident in the
           --------
state of Texas on the date hereof and the Chairman of the Board of Borrower on the date hereof.

          "Lease" shall mean any lease, sublease, franchise agreement, license,
           -----
occupancy or concession agreement.

          "Lender" and "Lenders" see the introduction to this Agreement.
           ------       -------

          "Letter of Credit" see Section 2.03.
           ----------------

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Revolving Credit
           -------------------------
Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount
                                 ----
of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

          "Leverage Ratio" shall mean, at any date, the ratio of (x) Total Debt
           --------------
at such date to (y) Consolidated EBITDA for the Measurement Period ended on or, if a Measurement Period does not end on such date, immediately prior to such date.

          "Liberty" shall mean Liberty Partners Holdings 17, L.L.C., a limited
           -------
liability company organized under the laws of Delaware.

          "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any
           ---------------
Interest Period therefor, the rate per annum at which the Lender which is
                                   --- -----
Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to its portion of the amount of the LIBOR Loans to be outstanding during such Interest Period.

          "LIBOR Loans" shall mean Loans that bear interest at rates based on
           -----------
rates referred to in the definition of "LIBOR Base Rate" in this Section 1.01.

          "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period
           ----------
therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100
                 --- -----
of 1%) determined by Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, claim, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement in respect of such Property, including any easement, right-of-way or other encumbrance on title to Real Property. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LLC" shall mean FPK, LLC, a Delaware limited liability company formed
           ---
by Krasovec.

          "Loans" shall mean the Revolving Credit Loans and the Term Loans.
           -----

          "Losses" of any Person shall mean the losses, liabilities, claims
           ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

          "Majority Lenders" shall mean (i) at any time prior to the Closing
           ----------------
Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and (ii) at any time after the Closing Date, Lend-
ers holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus
                                                                          ----
(b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus (d) the
                                                                  ----
aggregate Unutilized Term Loan Commitments, plus (e) the aggregate amount of
                                            ----
Swing Loans then outstanding.

          "Majority Revolving Credit Lenders" shall mean (i) at any time prior
           ---------------------------------
to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Credit Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the
                                                                  ----
aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate
                                                      ----
Unutilized Revolving Credit Commitments then in effect, plus (d) in the case of
                                                        ----
the Swing Loan Lenders only, the aggregate amount of Swing Loans then outstanding.

          "Majority Term Lenders" shall mean (i) at any time prior to the
           ---------------------
Closing Date, Lenders holding at least a majority of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (a) the aggregate principal amount of outstanding Term Loans plus
                                                                           ----
(b) the aggregate Unutilized Term Loan Commitments.

          "Majority Tranche A Term Lenders" shall mean (i) at any time prior to
           -------------------------------
the Closing Date, Lenders holding at least a majority of the Tranche A Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of (a) the aggregate principal amount of outstanding Tranche A Term Loans, plus (b) the aggregate Unutilized Term Loan Commitments held by all
            ----
Tranche A Term Loan Lenders.

          "Majority Tranche B Term Lenders" shall mean (i) at any time prior to
           -------------------------------
the Closing Date, Lenders holding at least a majority of the Tranche B Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of (a) the aggregate principal amount of outstanding Tranche B Term Loans, plus (b) the aggregate Unutilized Term Loan Commitments held by all
            ----
Tranche B Term Loan Lenders.

          "Margin Stock" shall mean margin stock within the meaning of
           ------------
Regulations T, U and X.

          "Material Adverse Effect" shall mean any of (a) a material adverse
           -----------------------
effect on the business, assets, properties, liabilities (contingent or otherwise), results of operations, condition (financial or otherwise), prospects, solvency or material agreements of Borrower, individually or together with the Subsidiaries taken as a whole, or (b) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or affecting the rights and remedies of the Lenders thereunder. In determining whether the occurrence of any individual event or the existence of any individual condition would, or the failure of any individual event to occur or any individual condition to exist would, have a Material Adverse Effect, notwithstanding that the occurrence of such individual event or the existence of such individual condition does not, or the failure to occur of such individual event or such individual condition to exist does not, of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or condition or failure of event or condition and all other then existing events or conditions and failures of events or conditions have a Material Adverse Effect.

          "Material Plan" means at any time a Plan or Plans having aggregate
           -------------
Unfunded Liabilities in excess of $1.0 million.

          "Measurement Period" shall mean the most recent four full fiscal
           ------------------
quarters of Borrower for which financial statements have been provided pursuant to Section 9.01.

          "Merger" shall mean the merger of Newco with and into Borrower
           ------
pursuant to the Merger Agreement with Borrower as the survivor.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated
           ----------------
March 15, 1998 between LLC and Borrower and all schedules, annexes, appendices and exhibits thereto and all agreements entered into in connection therewith as amended by a letter amendment dated September 18, 1998 between LLC and Borrower.

          "Mortgage" shall mean an agreement creating and evidencing a Lien on a
           --------
Mortgaged Real Property, which shall be substantially in the form of Exhibit G,
                                                                     ---------
containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

          "Mortgaged Real Property" shall mean each Real Property which shall be
           -----------------------
subject to a Mortgage delivered on the Closing Date or thereafter pursuant to
Section 9.12.

          "Multiemployer Plan" shall mean at any time an employee pension
           ------------------
benefit plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which any Company could incur liability.

          "NAIC" shall mean the National Association of Insurance Commissioners.
           ----

          "Net Available Proceeds" shall mean:
           ----------------------

            (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event;

            (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) reasonable expenses incurred by such Obligor and its Subsidiaries in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document and (C) any income and transfer taxes payable by any Company in respect of amounts so recovered;

            (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by any Company in respect thereof net of all reasonable investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith;

          (iv) in the case of any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom; and

          (v) with respect to any loss of title to all or any portion of any Mortgaged Real Property or Real Property, any title insurance proceeds resulting therefrom.

          "Net Award" shall mean the proceeds, award or payment received by any
           ---------
Obligor or any of its Subsidiaries in respect of any Taking, together with any interest thereon, less the amount of any reasonable expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of any such Taking.

          "Net Cash Payments" shall mean, with respect to any Disposition Event,
           -----------------
the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net
                        --------  -------
(without duplication) of (i) the amount of all reasonable fees and expenses paid by any Company in connection with such Disposition Event (the "Relevant
                                                               --------
Disposition"); (ii) any taxes paid or estimated to be payable by any Obligor and
-----------
its Subsidiaries as a result of the Relevant Disposition; (iii) any repayments by any Company of Indebtedness other than the Obligations to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition that is permitted hereunder or under the applicable Security Document and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; and (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to such Relevant Disposition.

          "Net Proceeds" shall mean the proceeds of any insurance or other
           ------------
payment received by any Company in connection with any Destruction, together with any interest earned thereon, less the amount of any reasonable expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction.

          "Newco" shall mean a new corporation formed by LLC, in which pursuant
           -----
to the Merger Agreement, Newco will merge with and into Borrower with Borrower as the survivor.

          "Non-U.S. Lender" see Section 5.06(b).
           ---------------

          "Notes" shall mean the Revolving Credit Notes, the Term Loan Notes and
           -----
the Swing Loan Note.

          "Notice of Assignment" shall mean a notice of assignment pursuant to
           --------------------
Section 12.06 substantially in the form of Exhibit F.
                                           ---------

          "Notice of Borrowing" shall mean a notice of borrowing substantially
           -------------------
in the form of Exhibit I.
               ---------

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding

          "Obligors" shall mean Borrower and the Subsidiary Guarantors.
           --------

          "Officers' Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or one of its Vice Presidents or its Chief Financial Officer, or its Treasurer or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every
                                                --------  -------
Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Option" see Section 2.09.
           ------

          "Original Lenders" shall mean the Lenders named on the signature pages
           ----------------
hereof who were Lenders at the Closing Date.

          "Other Taxes" see Section 5.06(c).
           -----------

          "Payor" see Section 4.06.
           -----

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor thereto.

          "Permitted Holders" shall mean Krasovec and his Permitted Transferees.
           -----------------

          "Permitted Investments" shall mean, for any Person:  (a) direct
           ---------------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit, bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; and (d) money market mutual funds that invest primarily in the foregoing items.

          "Permitted Liens" see Section 9.07.
           ---------------

          "Permitted Transferee" shall mean with respect to any natural Person,
           --------------------
(i) such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such Persons; (ii) a charitable trust or foundation (as defined in the Code) created by such Person for charitable purposes; and (iii) the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets.

          "Permitted Refinancing" shall mean, with respect to any Indebtedness,
           ---------------------
any refinancing thereof, provided, however, that (w) no Default shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall (I) not be on financial and other terms that are more onerous than the Indebtedness being refinanced and shall not have defaults, rights or remedies more burdensome to the obligor than the Indebtedness being refinanced,
(II) not have a stated maturity or weighted average life that is shorter than the Indebtedness being refinanced, (III) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (IV) be in principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced and
(2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of any Company incurred in connection with such refinancing, and (y) the sole obligor on such refinancing Indebtedness shall be the original obligor on such Indebtedness being refinanced (with any guarantor on the Indebtedness being refinanced permitted to guarantee the refinancing Indebtedness and Borrower likewise permitted to guarantee such refinancing Indebtedness of Subsidiary Guarantors).

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PIK Preferred Stock" shall mean the issuance by Borrower to SBAF of
           -------------------
its pay-in-kind preferred stock and Series B Warrants to raise gross proceeds of up to $20.0 million.

          "PIK Preferred Documents" shall mean the certificate of designation
           -----------------------
relating to the PIK Preferred and all documents relating thereto (including, but not limited to, the registration rights, the Stock and Warrant Purchase Agreement and Series B Warrants relating thereto); as any such documents may be amended from time to time in accordance with its terms and this Agreement.

          "Plan" shall mean at any time an employee pension benefit plan (other
           ----
than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group, or (iii) with respect to which the Borrower or a Subsidiary could incur liability.

          "Pledged Collateral" shall have the meaning set forth in the Security
           ------------------
Agreement.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan, any Reimbursement Obligation or any other amount payable under this Agreement, any Note or any other Credit Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including
                                 --- -----
the due date to but excluding the date on which such amount is paid in full equal to 2%, plus the Alternate Base Rate as in effect from time to time, plus
             ----                                                         ----
the Applicable Margin for Alternate Base Rate Loans; provided, however, that, if
                                                     --------  -------
the amount so in default is principal of a LIBOR Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2%, plus
                                                                         ----
the interest rate for such Loan as provided in Section 3.02(b) and, thereafter, the rate provided for above in this definition.

          "Preferred Stock Financing" shall mean the financing pursuant to the
           -------------------------
PIK Preferred Stock offering and the PIK Preferred Documents.

          "Prime Rate" shall be the rate most recently announced by NationsBank,
           ----------
N.A. at its Principal Office as its "Prime Rate." Prime Rate is one of NationsBank, N.A.'s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the reporting thereof after its announcement in such internal publication or publications as NationsBank, N.A. may designate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective on the Business Day on which each change in Prime Rate is announced by NationsBank, N.A.

          "Principal Office" shall mean the principal office of Administrative
           ----------------
Agent, located on the date hereof in St. Louis, Missouri.

          "Principal Payment Date" shall mean (i) the Quarterly Dates commencing
           ----------------------
with the last Business Day of February 1999 through and including the last Business Day of August 2004.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of
           -----------
any Security Document, are or may be superior to the Lien of such Security Document.

          "Proceeding" shall mean any claim, counterclaim, action, judgment,
           ----------
suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority.

          "Profit Payment Agreement" shall mean any agreement to make any
           ------------------------
payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

          "Property" shall mean any right, title or interest in or to property
           --------
or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including capital stock or other ownership interests of any Person.

          "Qualified Capital Stock" shall mean with respect to any Person any
           -----------------------
Equity Interests of such Person which is not Disqualified Capital Stock.

          "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary of
           --------------------
Borrower that is an Obligor.

          "Quarterly Dates" shall mean the last Business Day of February, May,
           ---------------
August and November in each year, commencing with the last Business Day of February 1999.

          "Real Property" shall mean all right, title and interest of any
           -------------
Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

          "Recapitalization" shall mean the formation of Newco by LLC, the
           ----------------
Merger, and the transactions contemplated thereby in which after giving effect thereto, the Permitted Holders, the Buyout Group and Liberty will own all of the Equity Interests of Borrower.

          "Recapitalization Documents" shall mean the Merger Agreement, the PIK
           --------------------------
Preferred Documents, the Subordinated Note Documents, the Common Stock Financing Documents, the Buyout Group Financing Documents, any other operative document relating to the Recapitalization and each of the Related Documents with respect thereto, in each case, including all schedules, exhibits, appendices, annexes and attachments and amendments thereto and, in each case, as amended and in effect from time to time in accordance with their respective terms and this Agreement.

          "redeem" shall mean redeem, repurchase, repay, defease or otherwise
           ------
acquire or retire for value; and "redemption" and "redeemed" have correlative
                                  ----------       --------
meanings.

          "refinance" shall mean refinance, renew, extend, replace, defease or
           ---------
refund, in whole or in part, including successively; and "refinancing" and
                                                          -----------
"refinanced" have correlative meanings.
-----------

          "Register" see Section 2.08.
           --------

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System.

          "Regulations T, U and X" shall mean, respectively, Regulations T, U
           ----------------------
and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Related Documents" shall mean any agreement, document or instrument
           -----------------
entered into by any Obligor in connection with any Recapitalization Document, as any such agreement, document or instrument is amended and in effect from time to time in accordance with its respective terms and this Agreement.

          "Related Parties" see Section 11.01.
           ---------------

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

          "Replaced Lender" see Section 2.11.
           ---------------

          "Replacement Lender" see Section 2.11.
           ------------------

          "Required Payment" see Section 4.06.
           ----------------

          "Requirement of Law" shall mean as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
LIBOR Loan, the average maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

          "Reset Date" see the definition of Applicable Margin.
           ----------

          "Restoration" see each Mortgage.
           -----------

          "Revolving Credit Commitment" shall mean, for each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption
                                                   -------
"Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04(b) or changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Revolving Credit Commitments is $25.0 million.

          "Revolving Credit Commitment Percentage" shall mean, with respect to
           --------------------------------------
any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean the Business
           --------------------------------------------
Day immediately prior to the fifth anniversary of the Closing Date.

          "Revolving Credit Commitments" shall mean the aggregate sum of the
           ----------------------------
Revolving Credit Commitment of all of the Revolving Credit Lenders.

          "Revolving Credit Facility" shall mean the credit facility comprising
           -------------------------
the Revolving Credit Commitments.

          "Revolving Credit Lenders" shall mean (a) on the date hereof, the
           ------------------------
Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Revolving Credit Loans" see Section 2.01(a).
           ----------------------

          "Revolving Credit Notes" shall mean the promissory notes provided for
           ----------------------
by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "SBAF" shall mean the State Board of Administration of Florida.
           ----

          "Section 5.06 Certificate" see Section 5.06(b).
           ------------------------

          "Security Agreement" shall mean a Security Agreement substantially in
           ------------------
the form of Exhibit D among the Obligors and Administrative Agent, as the same
            ---------
may be amended, modified or supplemented in accordance with the terms thereof and hereof.

          "Security Documents" shall mean the Security Agreement, the Mortgages
           ------------------
and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

          "Senior Debt" shall mean, at any date, Total Debt less Subordinated
           -----------
Debt.

          "Senior Debt Leverage Ratio" shall mean, at any date, the ratio of (x)
           --------------------------
Senior Debt at such date to (y) Consolidated EBITDA for the Measurement Period ended on or, if a Measurement Period does not end on such date, immediately prior to such date.

          "Series A Warrants" shall mean warrants to be issued to Liberty
           -----------------
pursuant to the Stock and Warrant Purchase Agreement in connection with the purchase of Subordinated Debt by SBAF.

          "Series B Warrants" shall mean warrants to be issued to Liberty in
           -----------------
connection with the purchase of PIK Preferred Stock by SBAF pursuant to the Stock and Warrant Purchase Agreement.

          "State and Local Real Property Disclosure Requirements" shall mean any
           -----------------------------------------------------
state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

          "Stock and Warrant Purchase Agreement" shall mean the agreement among
           ------------------------------------
SBAF, Liberty and Borrower dated October 30, 1998 whereby Borrower agrees to sell to (1) SBAF, PIK Preferred Stock and (2) Liberty, Common Stock, PIK Preferred Stock, Series A Warrants in connection with the Subordinated Debt and Series B Warrants in connection with the PIK Preferred Stock.

          "Subordinated Debt" shall mean Indebtedness of any Company that is
           -----------------
subordinated to any other Indebtedness of such Company.

          "Subordinated Financing" shall mean the financing pursuant to the
           ----------------------
Subordinated Notes and the Subordinated Notes Documents.

          "Subordinated Lender" shall mean SBAF and any other Person who holds a
           -------------------
legal or beneficial interest in the Subordinated Debt.

          "Subordinated Notes" shall mean the 12.5% unsecured subordinated notes
           ------------------
in an aggregate principal amount of $37.0 million issued pursuant to the Subordinated Note Documents and arranged by Liberty.

          "Subordinated Note Documents" shall mean the Subordinated Loan
           ---------------------------
Agreement dated October 30, 1998 pursuant to which the Subordinated Notes were issued and all guarantees and other documents relating thereto, including, but not limited to, the Stock and Warrant Purchase Agreement, the Series A Warrants and the Subordination Agreement as any such agreement or document may be amended or replaced and in effect from time to time in accordance with its terms and this Agreement.

          "Subordination Agreement" shall mean the agreement among SBAF,
           -----------------------
Borrower and the Administrative Agent dated October 30, 1998 whereby SBAF, as Subordinated Lender agrees to the terms and conditions provided in such agreement in favor of the Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

          "Subsidiary Guarantee" shall mean the Guarantee of each Subsidiary
           --------------------
Guarantor.

          "Subsidiary Guarantors" shall mean each of the direct and indirect
           ---------------------
Domestic Subsidiaries of Borrower listed on Schedule 1.01(a) and each other
                                            ----------------
direct and indirect Domestic Subsidiary that guarantees the payment of the Obligations of Borrower hereunder pursuant to Section 9.22 and the other Credit Documents.

          "Supermajority Lenders" shall mean (i) at any time prior to the
           ---------------------
Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate
                                                      ----
amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized
                                            ----
Revolving Credit Commitments then in effect, plus (d) the aggregate Unutilized
                                             ----
Term Loan Commitments, plus (e) in the case of the Swing Loan Lender only, the
                       ----
aggregate amount of Swing Loans then outstanding.

          "Supermajority Lenders of the Affected Class" shall mean (i) at any
           -------------------------------------------
time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments of the applicable tranche of Term Loan Commitments which would be affected by any modification, supplement or waiver contemplated by clause (V) or (VI) to the proviso to Section 12.04(a); and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of the aggregate principal amount of outstanding Loans plus the aggregate Unutilized Term Loan Commitments of the applicable tranche of Term Loans which would be affected by any modification or waiver contemplated by clause (V) or
(VI) to the proviso to Section 12.04(a).

          "Surety Instruments" shall mean all letters of credit (including
           ------------------
standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

          "Survey" shall mean a survey of any Mortgaged Real Property (and all
           ------
improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to Administrative Agent) to Administrative Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

          "Swap Contract" shall mean any agreement entered into in the ordinary
           -------------
course of business (as a bona fide hedge and not for speculative purposes)
                         ---- ----
(including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks.

          "Swing Loan Commitment" shall mean the obligation of NationsBank, N.A.
           ---------------------
to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite NationsBank, N.A.'s name on Annex A under the heading "Swing Loan Commitment," as the same may be reduced or
-------
terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment. As of the Closing Date, the Swing Loan Commitment is $3.0 million.

          "Swing Loan Lender" shall mean NationsBank, N.A. and its successors
           -----------------
and assigns in such capacity.

          "Swing Loan Maturity Date" shall mean the Revolving Credit Commitment
           ------------------------
Termination Date.

          "Swing Loan Note" shall mean the promissory note made by Borrower
           ---------------
evidencing the Swing Loans, in the form of Exhibit A-4.
                                           -----------

          "Swing Loans" see Section 2.01(e).
           -----------

          "Taking" shall mean any taking of any Mortgaged Real Property or Real
           ------
Property of any Obligor or any of its Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, by any Governmental Authority, civil or military. Taking shall not include any Casualty Event.

          "Tax Benefit" see Section 5.06(a).
           -----------

          "Term Loan Commitments" shall mean the Tranche A Term Loan Commitment
           ---------------------
and the Tranche B Term Loan Commitment, collectively.

          "Term Loan A Facility" shall mean the credit facility comprising the
           --------------------
Tranche A Term Loan Commitments.

          "Term Loan B Facility" shall mean the credit facility comprising the
           --------------------
Tranche B Term Loan Commitments.

          "Term Loan Facility" shall mean the credit facility comprising the
           ------------------
Term Loan A Facility and the Term Loan B Facility.

          "Term Loan Lenders" shall mean the Tranche A Term Loan Lenders and the
           -----------------
Tranche B Term Loan Lenders, collectively.

          "Term Loan Notes" shall mean the Tranche A Term Notes and the Tranche
           ---------------
B Term Notes, collectively.

          "Term Loan Tranches" shall mean the Term Loans outstanding under the
           ------------------
Tranche A Term Loans and the Tranche B Term Loans, collectively, and "Term Loan
                                                                      ---------
Tranche" shall mean any one of them.
-------

          "Term Loans" shall mean the Tranche A Term Loans and the Tranche B
           ----------
Term Loans, collectively.

          "Title Company" shall mean First American Title Insurance Company or
           -------------
such other title insurance or abstract company as shall be designated by Administrative Agent.

          "Total Debt" shall mean at any date, the aggregate amount of
           ----------
Indebtedness of Borrower and the Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Tranche A Term Loan Commitments is $35.0 million.

          "Tranche A Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche A Term Loan Commitment of all the Lenders.

          "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the
           ---------------------------
Lenders having Tranche A Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche A Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tranche A Term Loans" shall mean the loans provided for by Section
           --------------------
2.01(b), which may be ABR Loans and/or LIBOR Loans.

          "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche B Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Tranche B Term Loan Commitments is $40.0 million.

          "Tranche B Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche B Term Loan Commitment of all the Lenders.

          "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the
           ---------------------------
Lenders having Tranche B Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche B Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tranche B Term Loans" shall mean the loans provided for by Section
           --------------------
2.01(c), which may be ABR Loans and/or LIBOR Loans.

          "Transactions" shall mean the Recapitalization, the Merger, the
           ------------
Subordinated Financing, the Preferred Stock Financing, the Common Stock Financing, the Buyout Group Financing, the Existing Credit Facility Repayment and the borrowings hereunder on the Closing Date.

          "Transaction Documents" shall mean any operative document relating to
           ---------------------
the Transactions, including but not limited to the Credit Documents and the Recapitalization Documents and each of the Related Documents with respect thereto, in each case, including all schedules, exhibits, appendices, annexes and attachments and amendments thereto and, in each case, as amended and in effect from time to time in accordance with their respective terms and this Agreement.

          "Type" see Section 1.03.
           ----

          "UCC" shall mean the Uniform Commercial Code as in effect in the
           ---
applicable state of jurisdiction.

          "Unfunded Liabilities" shall mean, with respect to any Plan at any
           --------------------
time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

          "Unutilized Revolving Credit Commitment" shall mean, for any Revolving
           --------------------------------------
Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's
Revolv-
ing Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time, and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

          "Unutilized Term Loan Commitments" shall mean, for any Term Loan
           --------------------------------
Lender, at any time, the excess of such Lender's Term Loan Commitments over the aggregate principal amount of such Lender's outstanding Term Loans.

          "U.S. Person" shall mean citizens or residents of the United States,
           -----------
partnerships or corporations created in or under the laws of the United States or any political subdivision thereof or therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and any trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and (ii) one or more U.S. fiduciaries have the authority to control all of the substantial decisions of such trust.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower

          "Working Capital" shall mean an amount determined for Borrower and the
           ---------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

          1.02.  Accounting Terms and Determinations. Except as otherwise
                 -----------------------------------
provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date hereof. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the date hereof unless such modifications are agreed to by the parties hereto.

          Notwithstanding the foregoing, if any changes in accounting principles from those used in the preparation of the financial statements referred to in
Section 8.02 hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 8 and 9 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such changes as if such changes had not been made.

          1.03.  Classes and Types of Loans. Loans hereunder are distinguished
                 --------------------------
by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a
                               -----
Loan) refers to whether such Loan is a Revolving Credit Loan, Swing Loan, Tranche A Term Loan or Tranche B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan
     ----
or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          1.04.  Rules of Construction.  (a)  In this Agreement and each other
                 ---------------------
Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, amend and restate,
                          -----
supplement or modify"; and "amended" and "amendment" shall have meanings
                            -------       ---------
correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and
                                           ----
including"; "to" and "until" shall mean "to but excluding"; and "through" shall
             --       -----                                      -------
mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar
                                ------    ------       ---------
terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and
----------
similarly for similar terms); (v) "or" has the inclusive meaning represented by
                                   --
the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form,
                           ---------------
scope and substance and on terms and conditions satisfactory to such Creditor;
(vii) references to "the date hereof" shall mean the date first set forth above;
                     ---------------
and (viii) "asset" and "Property" shall have the same meaning and effect and
            -----       --------
refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

          (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          Section 2.  Commitments, Loans, Notes, Prepayments.
                      --------------------------------------

          2.01.  Loans.
                 -----

          (a)  Revolving Credit Loans.  Each Revolving Credit Lender severally
               ----------------------
agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower in Dollars during the period
            ----------------------
from and including the date hereof to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall
                                       --------  -------
the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing
                               ----
Loans then outstanding, plus the aggregate amount of all Letter of Credit
                        ----
Liabilities at any time exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Alternate Base Rate Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).

          (b)  Tranche A Term Loans.  Each Tranche A Term Loan Lender severally
               --------------------
agrees, on the terms and conditions of this Agreement, to make a single term loan to Borrower in Dollars on the Closing Date in a principal amount equal to the Tranche A Term Loan Commitment of such Lender, such loan to be used to finance, in part, the Recapitalization and the Existing Credit Facility Repayment (including related fees and expenses). Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in
Section 2.09) or Continue Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09).

          Tranche A Term Loans that are repaid or prepaid may not be reborrowed.

          (c)  Tranche B Term Loans.  Each Tranche B Term Loan Lender severally
               --------------------
agrees, on the terms and conditions of this Agreement, to make a single term loan to Borrower in Dollars on the Closing Date in a principal amount equal to the Tranche B Term Loan Commitment of such Lender, such loan to be used to finance, in part, the Recapitalization and the Existing Credit Facility Repayment (including related fees and expenses). Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in
Section 2.09) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09).

          Tranche B Term Loans that are repaid or prepaid may not be reborrowed.

          (d)  Limit on LIBOR Loans.  No more than ten separate Interest Periods
               --------------------
in respect of LIBOR Loans of any Class may be outstanding at any one time. No LIBOR Loans may be made prior to the earlier of (x) such time as Syndication Agent has notified Borrower that the primary syndication of the credit commitments and loans hereunder has been completed and (y) one week after the Closing Date. No LIBOR Loans may be made on the Closing Date unless consented to by Syndication Agent.

          (e)  Swing Loans.  Subject to the terms and conditions of this
               -----------
Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more swing loans to Borrower from time to time from and including the Closing Date, to but excluding the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender's Swing Loan Commitment as then in effect (such swing loans referred to in this Section 2.01(e) now or hereafter made by the Swing Loan Lender to Borrower from and including and after the Closing Date are hereinafter collectively called the "Swing Loans"). Prior to the Swing Loan
                                     -----------
Maturity Date, Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date. Notwithstanding anything to the contrary contained in this Section 2.01(e) or elsewhere in this Agreement, the Swing Loan Lender shall not be obligated, pursuant to this Section 2.01(e) or otherwise, to make any Swing Loan to or for the account of Borrower, and Borrower shall not be entitled to borrow, pursuant to this Section 2.01(e), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the
                                                                        ----
aggregate outstanding amount of Swing Loans, plus the aggregate outstanding
                                             ----
Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as Alternate Base Rate Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower, Administrative Agent or the Majority Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Majority Lenders, or (iii) Administrative Agent's good faith determination that such Default or Event of Default has ceased to exist. Swing Loans shall be made in minimum amounts of $100,000 and integral multiples of $100,000 above such amount.

          Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit
                        --- ----
Lender's Revolving Credit Commitment)) an irrevocable risk participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in cash. In order to evidence such participation, each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in cash. In the event the Swing Loan Lender receives a payment from Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall distribute (after first applying any such payment to any fees, costs and expenses of the Revolving Credit Lenders) to each Revolving Credit Lender its pro rata share of such payment. Anything contained
                            --- ----
in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender's obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default, (3) any material adverse change in the condition of Borrower or any Subsidiary, (4) any breach or default of this Agreement or any of the Security Documents by any Person, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if Borrower fails for whatever reason to satisfy any of the conditions precedent set forth in Section 7.03.

          2.02.  Borrowings.  (a)  Borrower shall give Administrative Agent
                 ----------
notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit I. Not
                                                               ---------
later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for account of Borrower.

          (b) Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Lender's Revolving Credit
                        --- ----
Commitment Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Administrative Agent at the Principal Office.

          2.03.  Letters of Credit. Subject to the terms and conditions hereof,
                 -----------------
the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and commercial documentation letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of
        -----------------
Borrower; provided, however, that in no event shall (i) the aggregate amount of
          --------  -------
all Letter of Credit Liabilities, plus the aggregate principal amount of the
                                  ----
Revolving Credit Loans then outstanding, plus the aggregate principal amount of
                                         ----
Swing Loans then outstanding exceed at any time the Revolving Credit Commitments as in effect at such time, (ii) the sum of the ag-
gregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such lender's pro rata share (based on the
                         ----               --- ----
Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding, plus such Lender's pro rata share (based on the Revolving
                  ----               --- ----
Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time,
(iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $7.5 million, (iv) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing; provided, however, that any
                                                   --------  -------
standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender, to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing, or (v) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default or Event of Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default or Event of Default in accordance with this Agreement or (z) Administrative Agent's good faith determination that such Default or Event of Default has ceased to exist. The following additional provisions shall apply to Letters of Credit:

          (a) Borrower shall give Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify Borrower (through Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of each demand for payment under such Letter of Credit not later than the date on which the Issuing Lender notifies Borrower that payment is to be made by the Issuing Lender to the beneficiary thereunder (or the next Business Day if such notice is received after 11:00 a.m. New York time).

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05. In the event that Borrower fails to so advise Administrative Agent, or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of notice of such payment (or the next Business Day if received after 1:00 p.m. New York time on such date), Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

          (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e),
     (ii) the financial condition of Borrower or the existence of any Default or
     (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. Nothing in this clause (e) shall be deemed to prejudice the right of any Revolving Credit Lender to recover from the Issuing Lender in the event of a wrongful payment of the kind described in the proviso of the last paragraph of this Section 2.03.

          (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through Administrative Agent), repay to the Issuing Lender (through Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

          (g) Borrower shall pay to Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount equal to (x) the rate per annum equal to the
                                                   --- -----
     Applicable Margin for Revolving Credit Loans that would be LIBOR Loans in effect at the time of issuance thereof, multiplied by (y) the daily average undrawn face amount of such Letter of Credit (but in no event less than $300 per Letter of Credit on a per annum basis) for the period from and
                                    --- -----
     including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date (or such minimum $300 per annum fee to be paid on the date of issuance of the
                       --- -----
     applicable Letter of Credit), and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 1/4% per annum multiplied by the original face amount from the issue date
          --- -----
     through the expiry date of such Letter of Credit (but in no event less than $300 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all reasonable charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section
     2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the
                                                    --- -----
     Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Post-Default Rate (as in effect from time to
            --- -----
     time).

          (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

          (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Subsidiary Guarantor; provided, however, that
                                                  --------  -------
Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender or which is not in accordance with the standard of care specified in the Uniform Commercial Code of the State of New York. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

          2.04. Termination and Reductions of Commitments. (a) The Commitments
                -----------------------------------------
shall be automatically and permanently terminated on November 30, 1998 if the Closing Date does not occur by said date. The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date.

          The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced to zero on the Closing Date immediately after the making of the Term Loans on the Closing Date.

          (b)   Borrower shall have the right, at any time or from time to time
(i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided,
                                                                  --------
however, that (x) Borrower shall give notice of each such termination or
-------
reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1.0 million (or a larger multiple of $100,000).

          (c) The Commitments once terminated or reduced may not be reinstated.

          2.05. Fees. (a) Borrower shall pay to Administrative Agent for the
                ----
account of each Revolving Credit Lender a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the date of execution and delivery hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal
                                                                --- -----
to the Applicable Revolving Facility Fee Percentage; provided, however, during
                                                     --------  -------
each 30-day annual cleandown period pursuant to Section 2.12, Borrower shall pay a commitment fee on the daily average amount of such Lender's pro rata share of the total Unutilized Revolving Credit Commitment in excess of $7.5 million, for such 30-day period, at a rate per annum equal to one-half of the Applicable
                              --- -----
Revolving Facility Fee Percentage. Borrower shall pay to Administrative Agent for the account of each Term Loan Lender a commitment fee on the amount of such Lender's Unutilized Term Loan Commitments for the period from and including the date of execution and delivery hereof to but not including the earlier of the Closing Date and the date of termination or expiration of the Term Loan Commitments at a rate per annum equal to 0.50%; provided, however, that no such
                      --- -----                 --------  -------
fee shall be owed if the initial Loans are made on the date of execution and delivery of the Agreement. Any accrued commitment fee under this Section 2.05(a)(i) shall be payable in arrears (x) with respect to the Revolving Credit Commitments on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date, and (y) with respect to the Term Loan Commitments on the earlier of the Closing Date and the date of termination or expiration of the Term Loan Commitments.

          (b) Borrower shall pay to Administrative Agent for its own account a nonrefundable administrative fee pursuant to the terms of Administrative Agent's Fee Letter.

          2.06. Lending Offices. The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07. Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

          2.08. Notes; Register. (a) The Revolving Credit Loans made by each
                ---------------
Revolving Credit Lender who has requested a Note shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-1, dated the
                                                         -----------
date hereof, payable to such Lender (or its nominee) and otherwise duly completed.

          (b)(i) The Tranche A Term Loans made by each Tranche A Term Loan Lender who has requested a Note shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-2, dated the date hereof,
                                         -----------
payable to such Lender (or its nominee) and otherwise duly completed.

          (ii) The Tranche B Term Loans made by each Tranche B Term Loan Lender who has requested a Note shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-3, dated the date hereof, payable to such Lender (or its nominee) and otherwise duly completed.

          (iii) The Swing Loans made by the Swing Loan Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit
                                                                     -------
A-4, dated the date hereof, payable to the Swing Loan Lender and otherwise duly
---
completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however,
                                                            --------  -------
that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

          (d) Borrower hereby designates Administrative Agent to serve as Borrower's agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the Commitment from time to
               --------
time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          2.09. Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give
                          --------  -------
Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
(b) if any LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall pay all amounts due under Section 5; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied pro rata among the Term Loan Tranches based upon the remaining unpaid
        --- ----
amounts thereof and (A) as to Tranche A Term Loans, the amount to be applied thereto shall be applied pro rata among the remaining Amortization Payments
                         --- ----
based upon the remaining unpaid amounts thereof and (B) as to the Tranche B Term Loans, the amount to be applied thereto shall be applied in inverse order of maturity of the remaining Amortization Payments thereunder. Each notice of Conversion or Continuation shall be substantially in the form of Exhibit J.
                                                                 ---------

          Notwithstanding the foregoing, in the event that Borrower elects (in its sole discretion) to provide the option (the "Option") to any of the holders
                                                 ------
of Tranche B Term Loans to elect (in the absolute and sole discretion of such holders) not to have all or any part of any voluntary prepayments applied to such Lender's Tranche B Term Loans, Borrower shall provide written notice of the Option with respect to such voluntary prepayment at least five Business Days prior to such voluntary prepayment to Administrative Agent and all holders of Tranche B Term Loans. Any such holder may elect to accept such Option (in whole or in part) on or prior to the Business Day prior to the date of such prepayment. Any such holder who shall not have provided written acceptance thereof to Administrative Agent on or prior to the Business Day prior to the date of such prepayment shall be deemed to have declined such Option. Any amount of such voluntary prepayment so declined pursuant to the Option shall be applied
(i) first, pro rata to the remaining Amortization Payments of the Tranche A Term
    -----  --- ----

Loans; and (ii) second, to the extent that no Tranche A Term Loans are
                ------
outstanding after giving effect to the application required by the previous clause (i), to Tranche B Term Loans of the holders thereof who had not declined prepayment in inverse order of maturity with respect to the remaining Amortization Payments thereunder.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Alternate Base Rate Loans.

          2.10. Mandatory Prepayments. (a) Prepayment Events. Borrower shall
                ---------------------      -----------------
prepay the Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this
Section 2.10):

          (i)   Casualty Events.  On the date on which any Company receives any
                ---------------
     Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however,
                                                          --------  -------
     that so long as no Default then exists or would arise therefrom and such Net Available Proceeds do not exceed $5.0 million, such Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to
     (1) repair, replace or restore any Property in respect of which such Net Available Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of the Companies, in each case within 180 days following the date of the receipt of such Net Available Proceeds; provided, further, however, that (i) all such Net Available Proceeds in
     --------  -------  -------
     excess of the remainder of $1.0 million less any amount not held in the Collateral Account by virtue of the analogous provision of Section 2.10(a)(iii) or (v) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, (ii) if the amount of such Net Available Proceeds exceeds $5.0 million, then the entire amount and not just the portion in excess of $5.0 million shall be applied and (iii) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

          (ii)  Equity Issuance; Debt Issuance. Upon any Equity Issuance or any
                ------------------------------
     Debt Issuance after the Closing Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance (it being understood that Acquisitions effected with the issuance of common stock shall not require any prepayment) or 100% of the Net Available Proceeds of such Debt Issuance, as the case may be. The foregoing provisions of this Section 2.10(a)(ii) do not apply with respect to any Net Available Proceeds of any Debt Issuance or Equity Issuance provided on terms and conditions satisfactory to the Majority Lenders and the Joint Lead Arrangers after the Closing Date to the extent such Net Available Proceeds of any such Debt Issuance or Equity Issuance is simultaneously used to effect the consummation of any Acquisition made pursuant to Section 9.06(b).

          (iii) Disposition Events. Upon the date of receipt of any Net
                ------------------
     Available Proceeds from any Disposition Event, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event to the extent such Net Available Proceeds, when added to the Net Available

     Proceeds of each other Disposition during the same calendar year exceeds $250,000; provided, however, that (i) the Net Available Proceeds from any
               --------  -------
     Disposition Event permitted by Section 9.06(j) shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default then exists or would arise therefrom and (2) Borrower delivers an Officers' Certificate to Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of the Companies in each case within 180 days following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (ii) all such Net Available Proceeds in excess of the remainder of $1.0 million less any amount not held in the Collateral Account by virtue of the analogous provision of Section 2.10(a)(i) or (v) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement; provided, further, however, that if all or any portion of such Net
     --------  -------  -------
     Available Proceeds not so applied as provided herein is not so used within such 180 day period, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of Borrower to obtain the consent of the Majority Lenders if required pursuant to this Agreement).

          (iv)  Other Required Prepayments. If the terms of any agreement,
                --------------------------
     instrument or indenture pursuant to which any Indebtedness pari passu with
                                                                ---- -----
     or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise, unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section 2.10(a), the Loans shall be repaid in an amount equal to the amount that would be required to be prepaid at such time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

          (v)   Recovery Events. On the date on which any Company receives any
                ---------------
     Net Available Proceeds from any Taking or Destruction or loss of title to any Mortgaged Real Property or Real Property, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however,
                                                          --------  -------
     that (i) so long as no Default then exists or would arise therefrom and such Net Available Proceeds do not exceed $5.0 million, such Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to
     (1) repair, replace or restore any Mortgaged Real Property (or, if received in respect of Real Property which is not Mortgaged Real Property, Real Property) in respect of which such Net Available Proceeds were paid or (2) fund the purchase of substitute or additional Mortgaged Real Property (or Real Property if such Net Available Proceeds were received in respect of Real Property which was not Mortgaged Real Property), in each case within 180 days following the date of the receipt of such Net Available Proceeds and (ii) all such Net Available Proceeds in excess of the remainder of $1.0 million less any amount not held in the Collateral Account by virtue of the analogous provision of Section 2.10(a)(i) or (iii) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement; provided, further, however, that (i) if the
                                --------  -------  -------
     amount of such Net Available Proceeds exceeds $5.0 million, then the entire amount and not just the portion in excess of $5.0 million shall be applied and (ii) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

          (vi)  Pension Plan Refund. On the date on which any Company receives
                -------------------
     any cash payments (net of any reasonable costs associated therewith, including income, excise and other taxes payable thereon) from any return of surplus assets from any single Plan or Foreign Pension Plan in an amount equal to 100% of such net amount.

          (vii) Excess Cash Flow. Not later than 90 days after the end of each
                ----------------
     fiscal year of Borrower commencing with the fiscal year ended August 31, 1999, in an aggregate principal amount equal to 75% of Borrower's Excess Cash Flow for each such fiscal year.

          (b)   Application. The amount of any required prepayments described in
                -----------
Section 2.10(a) shall be applied as follows:

          (i)   first, the amount of the required prepayment shall be applied to
                -----
     the reduction of Amortization Payments on the Term Loans required by
     Section 3.01(b) pro rata among the Term Loan Tranches based upon the
                     --- ----
     remaining unpaid amounts thereof and (A) as to Tranche A Term Loans, the amount to be applied thereto shall be applied pro rata to the remaining
                                                   --- ----
     Amortization Payments of such Tranche A Term Loans based on the remaining unpaid amounts thereof and (B) as to the Tranche B Term Loans, the amount to be applied thereto shall be applied in inverse order of maturity to the remaining Amortization Payments thereunder. Notwithstanding the foregoing, any holder of Tranche B Term Loans at its sole discretion may, with respect to any mandatory prepayment, so long as any Tranche A Term Loans are then outstanding (after giving effect to the application of such required prepayment to the Tranche A Term Loans), elect by written notice provided to Administrative Agent not to have all or any amount of any such required prepayments applied to such holder's Tranche B Term Loans, in which case the aggregate amount so declined shall be applied pro rata to the remaining
                                                       --- ----
     Amortization Payments of the Tranche A Term Loans; provided, however, that
                                                        --------  -------
     to the extent that the aggregate principal amount of the Tranche A Term Loans after giving effect to such mandatory prepayment is less than the aggregate amount so declined by the holders of the Tranche B Term Loans, such amount so declined shall be allocated to the declining holders of the Tranche B Term Loans pro rata based on the remaining aggregate amount of
                          --- ----
     their amounts declined; and

          (ii)  second, after such time as no Term Loans remain outstanding,
                ------
     Revolving Credit Commitments shall be permanently reduced (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) pro rata in an amount equal to
                                                --- ----
     the remaining amount of any such required prepayment that would have been applied to the Term Loans (assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, plus the
                                                               ----
     aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, Borrower shall, first, prepay outstanding
                                                   -----
     Revolving Credit Loans and second, provide cover for Letter of Credit
                                ------
     Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess. Any application to the Revolving Credit Commitments shall reduce the required scheduled reduction amounts under Section 2.04(a) pro
                                                                           ---
     rata.
     ----

          Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the Alternate Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding Alternate Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

          (c)   Revolving Credit Extension Reductions. Until the Revolving
                -------------------------------------
Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, PLUS the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the
----
Revolving Credit Commitments, such amount to be applied, first, to Swing Loans,
                                                         -----
second, to Revolving Credit Loans outstanding and, third, as cover for Letter of
------                                             -----
Credit Liabilities outstanding as specified in Section 2.10(d).

          (d)   Cover for Letter of Credit Liabilities. In the event that
                --------------------------------------
Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to Administrative Agent immediately available funds in an amount equal to the required amount; (i) such funds shall be retained by Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full and (ii) the Collateral Account shall be reduced by any reduction in required amounts necessary to provide cover for Letter of Credit Liabilities.

          2.11. Replacement of Lenders.  Borrower shall have the right, if no
                ----------------------
Default or Event of Default then exists, to replace such Lender (the "Replaced
                                                                      --------
Lender") with one or more other Eligible Person reasonably acceptable to
------
Administrative Agent (collectively, the "Replacement Lender") if (x) such Lender
                                         ------------------
is charging Borrower increased costs pursuant to Section 5.01 or Section 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03, and/or (y) as provided in Section 12.04(b), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement or the other Credit Documents, and/or (z) such Lender shall have failed to fund its portion of a Loan it is obligated to fund under Section 2.01 or the Issuing Lender shall have failed to issue any Letter of Credit it is obligated to issue under Section 2.03; provided, however, that (i) at the time of any replacement
                    --------  -------
pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said Section
12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender an amount equal to the sum of
(A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

          2.12. Annual Cleandown. For one consecutive 30-day period during the
                ----------------
first fiscal quarter of each fiscal year beginning in the fiscal year beginning September 1, 1999, the sum of the aggregate principal amount of Revolving Credit Loans and Swing Loans plus the face amount of all outstanding Letters of Credit shall not exceed $3.0 million.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01. Repayment of Loans.
                ------------------

          (a)   Revolving Credit Loans and Swing Loans. Borrower hereby promises
                --------------------------------------
to pay to Administrative Agent for the account of each Revolving Credit Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. Borrower hereby promises to pay to the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

          (b) (1) Tranche A Term Loans. Borrower hereby promises to pay to
                  --------------------
Administrative Agent for the account of the Tranche A Term Loan Lenders, in repayment of the principal of the Tranche A Term Loans, the amounts set forth below in Section 3.01(c) on the dates set forth below in Section 3.01(c) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

          (2)   Tranche B Term Loans. Borrower hereby promises to pay to
                --------------------
Administrative Agent, for the account of the Tranche B Term Loan Lenders, in repayment of the principal of the Tranche B Term Loans, the amounts set forth below in Section 3.01(c) on the dates set forth below in Section 3.01(c) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

          (c)   Term Loans. Borrower hereby promises to pay to Administrative
                ----------
Agent, for the respective accounts of each appropriate Term Loan Lender, in repayment of the principal of the appropriate Term Loan, the following amounts on the following dates (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made):

     =======================================================================
                                         TRANCHE A TERM     TRANCHE B TERM
      PRINCIPAL PAYMENT DATE                 LOANS              LOANS

     -----------------------------------------------------------------------
      February 1999                        $1,000,000           $100,000
     -----------------------------------------------------------------------
      May 1999                              1,000,000            100,000
     -----------------------------------------------------------------------
      August 1999                           1,000,000            100,000
     -----------------------------------------------------------------------
      November 1999                         1,500,000            100,000
     -----------------------------------------------------------------------
      February 2000                         1,500,000            100,000
     -----------------------------------------------------------------------
      May 2000                              1,500,000            100,000
     -----------------------------------------------------------------------
      August 2000                           1,500,000            100,000
     -----------------------------------------------------------------------
      November 2000                         2,000,000            100,000
     -----------------------------------------------------------------------
      February 2001                         2,000,000            100,000
     =======================================================================

     =======================================================================
      May 2001                              2,000,000             100,000
     -----------------------------------------------------------------------
      August 2001                           2,000,000             100,000
     -----------------------------------------------------------------------
      November 2001                         2,125,000             100,000
     -----------------------------------------------------------------------
      February 2002                         2,125,000             100,000
     -----------------------------------------------------------------------
      May 2002                              2,125,000             100,000
     -----------------------------------------------------------------------
      August 2002                           2,125,000             100,000
     -----------------------------------------------------------------------
      November 2002                         2,375,000             125,000
     -----------------------------------------------------------------------
      February 2003                         2,375,000             125,000
     -----------------------------------------------------------------------
      May 2003                              2,375,000             125,000
     -----------------------------------------------------------------------
      August 2003                           2,375,000             125,000
     -----------------------------------------------------------------------
      November 2003                              *              9,500,000
     -----------------------------------------------------------------------
      February 2004                              *              9,500,000
     -----------------------------------------------------------------------
      May 2004                                   *              9,500,000
     -----------------------------------------------------------------------
      August 2004                                *              9,500,000
     =======================================================================

          3.02. Interest. Borrower hereby promises to pay to Administrative
                --------
Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:
      --- -----

          (a) during such periods as such Loan is an Alternate Base Rate Loan, the Alternate Base Rate (as in effect from time to time), plus the
                                                               ----
     Applicable Margin and

          (b) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.
                      ----

Notwithstanding the foregoing, Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

          Accrued interest on each Loan shall be payable (i) in the case of an Alternate Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand.

Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01. Payments. (a) Except to the extent otherwise provided herein,
                --------
all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Sections 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

          (c) Except to the extent otherwise provided in the second sentence of Section 2.03(g), each payment received by Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent prior to 1:00 p.m. (New York time) on any day, on such day and (y) if the payment was actually received by Administrative Agent after 1:00 p.m. (New York time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02. Pro Rata Treatment. Except to the extent otherwise provided
                ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro
                                                                             ---
rata according to the amounts of their respective Commitments of such Class;
----
provided, however, that Swing Loans shall be made only by, and interest thereon
--------  -------
shall be paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligations in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.01(e)); (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according
                                   --- ----
to the amounts of their respective Revolving Credit Commitments and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit Loans and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower shall be made for account of the relevant Lenders pro
                                                                         ---
rata in
----
accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then
        --- ----
due and payable to the respective Lenders.

          4.03. Computations. Interest on LIBOR Loans and letter of credit fees
                ------------
shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Alternate Base Rate Loans and Reimbursement Obligations and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on Alternate Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day).

          4.04. Minimum Amounts. Except for mandatory prepayments made pursuant
                ---------------
to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which minimum amounts are referred to in Section 2.01(e)) shall be in an amount at least equal to $500,000 with respect to Alternate Base Rate Loans and $500,000 with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $500,000 in excess thereof and, if any LIBOR Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Alternate Base Rate Loans during such period.

          4.05. Certain Notices. Notices by Borrower to Administrative Agent of
                ---------------
terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

===========================================================================================
                                                                      NUMBER OF BUSINESS
                       NOTICE                                             DAYS PRIOR
-------------------------------------------------------------------------------------------
 Termination or reduction of Commitments                                       2
-------------------------------------------------------------------------------------------
 Borrowing or optional prepayment of, or Conversions into,                 same day
 Alternate Base Rate Loans (including Swing Loans)
-------------------------------------------------------------------------------------------
 Borrowing or optional prepayment of, Conversions into, Con-                   3
 tinuations as, or duration of Interest Period for, LIBOR Loans
===========================================================================================

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Alternate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Alternate Base Rate Loan.

                  4.06.  Non-Receipt of Funds by Administrative Agent. Unless
                         --------------------------------------------
Administrative Agent shall have received written notice from a Lender or Borrower (the "PAYOR") prior to the date on which the Payor is to make payment
               -----
to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Borrower) a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                       ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Administrative Agent
      ------------
until the date Administrative Agent recovers such amount at a rate per annum
                                                                   --- -----
equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor
           -----------------
shall return the Required Payment to Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

                   (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

                  4.07.  Right of Setoff; Sharing of Payments, Etc. (a) Each
                         -----------------------------------------
Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall
         -----------------
not affect the validity thereof.

                  (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of
                            -----------------
such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

                  (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5.  Yield Protection, Etc.
                              ---------------------

                  5.01. Additional Costs. (a) If the adoption of, or any change
                        ----------------
in, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

                   (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for taxes excluded from the definition of Covered Taxes covered by
         Section 5.06 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder, including, without limitation, the imposition of any reserves with respect to the Eurocurrency Liabilities under Regulation D; or

                 (iii)   shall impose on such Lender any other condition;

                 and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, to the extent permitted by law, Borrower shall pay within 15 days such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes all other amounts payable hereunder.

                 (b) In the event that any Lender shall have in good faith determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, to the extent permitted by law, Borrower shall within 15 days pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                 (c) Each Lender (and Issuing Lender) shall notify Borrower of any event that will entitle such Lender (or Issuing Lender, as the case may be) to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 90 days after such Lender (or Issuing Lender, as the case may be) obtains actual knowledge thereof; provided, however,
                                                              -----------------
that (i) if any Lender (or Issuing Lender, as the case may be) fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender (or Issuing Lender, as the case may be) shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Lender (or Issuing Lender, as the case may be) does give such notice and (ii) each Lender (or Issuing Lender, as the case may be), will designate a different Applicable Lending Office for the Loans of such Lender (or the Letters of Credit, as the case may be) affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender (or Issuing Lender, as the case may be), be disadvantageous to such Lender (or Issuing Lender, as the case may be). Each Lender (or Issuing Lender, as the case may be) will furnish to Borrower at the time of request for compensation under paragraph (a) or (b) of this Section 5.01 a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes

                  5.02. Limitation on Types of Loans. Anything herein to the
                        ----------------------------
contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

                  (i) Administrative Agent determines, which good faith determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (ii) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Tranche A Term Loans, the Majority Tranche A Term Lenders or, if the related Loans are Tranche B Term Loans, the Majority Tranche B Term Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in
         Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Alternate Base Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Alternate Base Rate Loans in accordance with Section 2.09.

                  5.03.  Illegality. Notwithstanding any other provision of this
                         ----------
Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

                  5.04.  Treatment of Affected Loans. If the obligation of any
                         ---------------------------
Lender to make LIBOR Loans or to Continue, or to Convert Alternate Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.03 which gave rise to such Conversion no longer exist:

                  (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Alternate Base Rate Loans; and

                  (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Alternate Base Rate Loans and all Alternate Base Rate Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as Alternate Base Rate Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held PRO RATA (as to principal amounts, Types and
                                  --- ----
Interest Periods) in accordance with their respective Commitments.

                  5.05. Compensation. (a) Borrower agrees to indemnify each
                        ------------
Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

                  (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided,
                                                                  --------
however, that each Lender may fund each of its LIBOR Loans in any manner it
-------
seems fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  5.06.  Net Payments. (a) All payments made by Borrower or any
                         ------------
Subsidiary Guarantor hereunder or under any Note and the Guarantees will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Covered Taxes"). If any
                                                    -------------
Covered Taxes are so levied or imposed, Borrower and each Subsidiary Guarantor, as the case may be, agrees to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower and each Subsidiary Guarantor jointly and severally agrees to reimburse each Lender, upon the written request of such Lender, (i) for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence; provided, however, that Borrower's and each
                                  -----------------
Subsidiary Guarantor's obligations shall be reduced by any Tax Benefit described in the following paragraph. Borrower and each Subsidiary Guarantors, as the case may be, will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation evidencing such payment by Borrower. Borrower and each Subsidiary Guarantor jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

                  If Borrower or any Subsidiary Guarantor pays any additional amount under this Section 5.06 to a Lender and such Lender determines in its reasonable discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to Borrower or such Subsidiary Guarantor,
 -----------
as the case may be, an amount that the Lender shall, in its reasonable discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided,
                                                                 --------
however, that (i) such Lender shall not be required to make any payment under
-------
this paragraph of this Section 5.06(a) if an Event of Default shall have occurred and be continuing; (ii) any taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to Borrower or any Subsidiary Guarantor pursuant to this paragraph of this
Section 5.06(a) shall be treated as a tax for which Borrower or any Guarantor is obligated to indemnify such Lender pursuant to this Section 5.06 without any exclusions or defenses; and (iii) nothing in this paragraph of this Section 5.06(a) shall require the Lender to disclose any confidential information to Borrower or any Subsidiary Guarantor (including, without limitation, its tax returns or its computations relating to the determination of the Tax Benefit).

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees
                                                        ---------------
to deliver to Borrower and Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit H (any such certificate, a "Section 5.06 Certificate") and (y) two
---------                           ------------------------
accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circum-
stances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this
Section 5.06(b). Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided, however, that this clause (i)
                                         -----------------
shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause
(i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such Lender would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment or transfer had been requested by Borrower, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Covered Taxes.

                  (c) In addition, Borrower and each Subsidiary Guarantor jointly and severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                   -----------

                  Section 6.  Guarantee.
                              ---------

                  6.01. The Guarantee. The Subsidiary Guarantors hereby jointly
                        -------------
and severally guarantee as a primary obligor and not as a surety to each Lender and Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other amounts from time to time owing to the Lenders or Administrative Agent by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Borrower or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors
                         ----------------------
hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02. Obligations Unconditional. The obligations of the
                        -------------------------
Subsidiary Guarantors under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended, modified or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv)  the release of any other Subsidiary Guarantor.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Administrative Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lenders, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

                  6.03. Reinstatement. The obligations of the Subsidiary
                        -------------
Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Subsidiary Guarantors jointly and severally agree that they will indemnify Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

                  6.04. Subrogation; Subordination. Each Subsidiary Guarantor
                        --------------------------
hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Subsidiary Guarantor now or hereafter owing to any Subsidiary Guarantor by reason of any payment by such Subsidiary Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Subsidiary Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Subsidiary Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Subsidiary Guarantor as trustee for Administrative Agent and the Lenders and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of the guaranty contained herein.

                  6.05. Remedies. The Subsidiary Guarantors jointly and
                        --------
severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 6.01.

                  6.06. Instrument for the Payment of Money. Each Subsidiary
                        -----------------------------------
Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.07. Continuing Guarantee. The guarantee in this Section 6 is
                        --------------------
a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.08. General Limitation on Guarantee Obligations. In any
                        -------------------------------------------
action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 7.  Conditions Precedent.
                              --------------------

                  7.01. Initial Extension of Credit. The obligation of any
                        ---------------------------
Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

                   (i)   Date of Borrowing. Such extension of credit shall be
                         -----------------
         made on or before November 30, 1998.

                   (ii)  Documentation and Evidence of Certain Matters. Joint
                         ---------------------------------------------
         Lead Arrangers shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to Joint Lead Arrangers (and to the extent specified below, to each Lender) in form and substance:

                            (1) Corporate Documents. (i) Certified copies of the
                                -------------------
                  charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions and (ii) certified copies of the charter and by-laws (or equivalent documents) of Newco and LLC and all corporate authority of Newco and LLC (including board of director resolutions and evidence of the incumbency, including specimen signatures of officers) with respect to the execution, delivery and performance of such of the Transaction Documents which Newco and LLC is intended to be a party and each other document, if any, to be delivered by Newco and LLC from time to time in connection herewith and the extensions of credit hereunder.

                            (2) Officers' Certificates. (i) An Officers'
                                ----------------------
                  Certificate of Borrower, dated the Closing Date, in form and substance reasonably satisfactory to Joint Lead Arrangers, stating that on and as of the Closing Date, after giving effect to the Transactions, the ratio of Borrower's pro forma
                                                                      ---------
                  consolidated total debt to pro forma trailing four quarter
                                             ---------
                  EBITDA shall not be greater than 5.0:1.0 and to the effect set forth in clauses (a) and (b) of Section 7.02(i) and (ii) an Officer's Certificate from the chief financial officer of Borrower and, at Borrower's expense, an opinion of a nationally recognized appraisal firm or valuation consultant satisfactory to Joint Lead Arrangers in their sole discretion with respect to the solvency of each Credit Party immediately after the consummation of the Transactions to occur on the Closing Date.

                            (3) Opinions of Counsel. (i) Opinion of Hughes &
                                -------------------
                  Luce, LLP, special counsel to the Obligors, substantially in the form of Exhibit E-1, and (ii) opinion of local counsel to
                              -----------
                  the Obligors in Iowa and Wisconsin, substantially in the form of Exhibit E-2 (and each Obligor hereby instructs such counsel
                     -----------
                  to deliver such opinion to the Lenders, Joint Lead Arrangers and Administrative Agent).

                            (4) Notes. The Notes, duly completed and executed
                                -----
                  for each Lender which requests a Note prior to the Closing
                  Date.

                            (5) Security Agreement. The Security Agreement
                                ------------------
                  (which shall be in full force and effect), duly authorized, executed and delivered by the Obligors and Administrative Agent, and the certificates identified under the name of such Obligors in Annex 1A thereto, accompanied by undated stock powers executed in blank and the notes identified under the name of such Obligors in Annex 1B thereto, accompanied by undated notations or instruments of assignment executed in blank.

                            (6) Recapitalization Documents. Certified Copies of
                                --------------------------
                  each Recapitalization Document in form and substance satisfactory to Joint Lead Arrangers.

                            (7) Repayment of Existing Indebtedness. Evidence in
                                ----------------------------------
                  the form of a "pay-off" letter that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness set forth on Schedule 7.01(ii) have been (or
                                            -----------------
                  shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness have been released (or arrangements for such release satisfactory to Joint Lead Arrangers have been made); in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Joint Lead Arrangers shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Joint Lead Arrangers and the Majority Lenders have been made).

                            (8) Projections; Pro Forma Balance Sheet. (1) A
                                ------------------------------------
                  budget for fiscal year 1999 and a written analysis of the business and prospects of Borrower and the Subsidiaries (after giving effect to the Transactions), and (2) unaudited pro
                                                                        ---
                  forma consolidated balance sheet of Borrower and the
                  -----
                  Subsidiaries as of the Closing Date and after giving effect to the Transactions, prepared in accordance with GAAP and reasonably satisfactory to Joint Lead Arrangers, which balance sheet shall not be materially inconsistent with the forecasts previously provided to the Lenders.

                            (9) Environmental Report and Review. Third-party
                                -------------------------------
                  environmental reports (including Phase I environmental assessments or their substantial equivalent) from Borrower and the Subsidiaries with respect to each Mortgaged Real Property and with respect to any other Real Property in which Borrower or any Subsidiary has an interest to the extent reasonably requested by Joint Lead Arrangers or the Majority Lenders, and a review of all other Environ-mental Law issues for Property owned by Borrower or any Subsidiary or in which Borrower or any Subsidiary has an interest, in each case the results of which shall be in form and substance reasonably satisfactory to Joint Lead Arrangers.

                           (10) Insurance. Evidence of insurance complying with
                                ---------
                  the requirements of Section 9.04 and the Security Documents, in scope, form and substance satisfactory to Joint Lead Arrangers and certificates naming Administrative Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to Joint Lead Arrangers.

                  (iii)    Absence of Certain Proceedings. There shall not exist
                           ------------------------------
         any threatened or pending action, proceeding or counterclaim by or before any court or governmental, administrative or regulatory agency or authority, domestic or foreign, (i) challenging the consummation of any of the Transactions or that could in the sole judgment of Joint Lead Arrangers and the Majority Lenders restrain, prevent or impose burdensome conditions on the Transactions, individually or in the aggregate, or any other transaction contemplated hereunder or (ii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (a) would restrain, prohibit or impose adverse conditions on the ability of the Lenders to make the Loans under the Credit Facilities, (b) in the reasonable judgment of Joint Lead Arrangers and Majority Lenders could be expected to result in a Material Adverse Effect with respect to Borrower and its subsidiaries taken as a whole (both before and after giving effect to the Transactions), (c) affects the legality, validity or enforceability of any Credit Document or any documents relating thereto or could have a material adverse effect on the ability of any Credit Party to fully and timely perform its obligations under the Credit Documents or the rights and remedies of the Lenders, (d) would be materially inconsistent with the stated assumptions underlying the projections provided to Joint Lead Arrangers and the Lenders, or (e) seeks any material damages as a result thereof, and in the case of (i) and (ii) there is a reasonable possibility that such action, proceeding or counterclaim would be successful on the merits.

                   (iv)    Certain Approvals. All governmental (domestic and
                           -----------------
         foreign) and other third-party approvals (including landlords' and other consents) necessary in connection with the Transactions, the financing contemplated hereby and the continuing operations of Borrower and the Subsidiaries shall have been obtained (without the imposition of any burdensome conditions) and shall be in full force and effect on the Closing Date (or there shall be a plan satisfactory to Joint Lead Arrangers and the Majority Lenders in their respective sole discretion for the obtaining thereof). All applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon the Transactions.

                   (v)     Absence of Certain Events. Since August 31, 1997
                           -------------------------
         there shall not have occurred or become known in the reasonable judgment of the Majority Lenders any Material Adverse Effect or any condition or event that in the reasonable judgment of the Lenders could be expected to result in a Material Adverse Effect (both before and after giving effect to the Transactions).

                  (vi)     Filings and Lien Searches. The Obligors shall have
                           -------------------------
         authorized, executed and delivered each of the following:

                            (1) UCC Financing Statements (Form UCC-1) in
                  appropriate form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                            (2) certified copies of Requests for Information
                  (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state and county jurisdictions in which any of the Collateral of such Obligor is located and the state and county jurisdictions in which each such Person's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Prior Liens;

                            (3) to the extent equipment or inventory is
                  maintained on a leased premise, a copy of each Lease or other agreement relating to such possessory interest; and

                            (4) evidence of the completion of all recordings and
                  filings of, or with respect to, the Security Agreement, including filings with the United States Patent, Trademark and Copyright offices, and delivery of such other security and other documents and the taking of all actions as may be necessary or, in the opinion of Joint Lead Arrangers, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement.

                  (vii)     MORTGAGE MATTERS. On or prior to the Closing Date,
                            ----------------
         each Obligor shall have cause to be delivered to Administrative Agent, on behalf of the Lenders:

                            (1) a Mortgage encumbering each Mortgaged Real
                  Property in favor of Administrative Agent, for the benefit of the Lenders, duly executed and acknowledged by the Obligor that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 Financing Statements and other similar statements as are contemplated by the counsel opinions described in Section 7.01(ii)(3)(ii) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Real Property subordinate to no Liens other than Prior Liens applicable to such Mortgaged Real Property and subject to no other Liens except Liens expressly permitted by such Mortgage;

                            (2) with respect to each Mortgaged Real Property,
                  such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the Transactions or as shall reasonably be deemed necessary by Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                            (3) with respect to each Mortgage, a policy (or
                  commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount equal to 115% of the fair market value thereof which policies (or commitments) shall (a) be issued by the Title Company, (b) to the extent necessary, include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to Administrative Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by Administrative Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions), and (e) contain no exceptions to title other than exceptions for the Prior Liens applicable to such Mortgaged Real Property;

                            (4) with respect to each Mortgaged Real Property,
                  policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                            (5) with respect to each Real Property and each
                  Mortgaged Real Property, UCC, tax lien, judgment lien and pending lawsuit searches confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

                            (6) with respect to each Mortgaged Real Property,
                  such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (3) above;

                            (7) evidence reasonably acceptable to Administrative
                  Agent of payment by Borrower of all title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to subparagraph (3) above;

                            (8) with respect to each Real Property or Mortgaged
                  Real Property, copies of all Leases, subleases, leases in which Borrower or any Subsidiary holds the tenant's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to Administrative Agent;

                            (9) with respect to each Mortgaged Real Property,
                  Borrower and each Subsidiary shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all State and Local Real Property Disclosure Requirements applicable to such

                  Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency; and

                           (10) with respect to each Mortgaged Real Property, an
                  Officers' Certificate or other evidence reasonably satisfactory to Administrative Agent that as of the date thereof (a) there is no outstanding citation, violation or similar notice indicating that the Mortgaged Real Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness, (b) there has not occurred any Taking or Destruction of any Mortgaged Real Property and (c) there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and to the best knowledge of Borrower or any Subsidiary that is the owner of or holder of an interest in such Mortgaged Real Property, no state of facts existing which could give rise to any such claim.

                  (viii)   SUBORDINATED FINANCING, PREFERRED STOCK FINANCING,
                           -------------------------------------------------
         COMMON STOCK FINANCING AND BUYOUT GROUP FINANCING. Borrower shall have
         -------------------------------------------------
         received aggregate gross proceeds of at least $37.0 million from the Subordinated Financing pursuant to agreements, and terms and conditions thereunder, in form and substance reasonably satisfactory to Joint Lead Arrangers and the Majority Lenders. Borrower shall have received aggregate gross proceeds of at least $3.0 million from the Common Stock Financing pursuant to agreements, and terms and conditions thereunder, in form and substance reasonably satisfactory to Joint Lead Arrangers and the Majority Lenders. Borrower shall have received aggregate gross proceeds of at least $22.0 million from the Buyout Group Financing pursuant to agreements, and terms and conditions thereunder, in form and substance reasonably satisfactory to Joint Lead Arrangers and the Majority Lenders.

                  (ix)     RECEIPT OF EXECUTION COPIES OF SUBORDINATED NOTE
                           ------------------------------------------------
         DOCUMENTS. Joint Lead Arrangers shall have received duly executed
         ---------
         copies of each of the Subordinated Note Documents all in form and substance reasonably satisfactory to Joint Lead Arrangers and the Majority Lenders, including: (1) the Subordinated Loan Agreement, (2) the Subordinated Note, (3) the Subordinated Guarantee, (4) the Stock and Warrant Purchase Agreement, (5) the Series A Warrants, (6) the Subordination Agreement, (7) the Certificate of Designation, (8) the Registration Agreement, and (9) all other documents relating to the Subordinated Loan Agreement pursuant to which the Subordinated Notes were issued.

                  (x)      NO OTHER INDEBTEDNESS OR PREFERRED STOCK. After
                           ----------------------------------------
         giving effect to the Transactions, the Companies shall have no outstanding Indebtedness or preferred stock other than the Loans and the Indebtedness set forth on SCHEDULE 9.08, and Joint Lead Arrangers
                                       -------------
         and the Majority Lenders shall be reasonably satisfied with all other liabilities (contingent or otherwise) of the Companies.

                  (xi)     CONSUMMATION OF TRANSACTIONS. All conditions
                           ----------------------------
         precedent under all of the Transaction Documents shall have been satisfied and consummated in all material respects in accordance with the terms hereof and the terms of documentation therefor (except to the extent such conditions have been waived with the prior consent of the Majority Lenders and Joint Lead Arrangers) prior to or simultaneously with the initial extensions of credit under this Agreement. No material provision of the Transaction Documents shall have been amended, supplemented, waived or otherwise modified without the prior written consent of Joint Lead Arrangers and the Majority Lenders and the Merger and the Recapitalization shall be consummated in accordance with the terms of the Merger Agreement and the other Recapitalization Documents and all Requirements of Law.

                  (xii)    MAXIMUM PURCHASE PRICE. The consideration per share
                           ----------------------
         of common stock in the Recapitalization shall not exceed $20.70 per share and an aggregate of $91.0 million for all shares, and the aggregate number of Borrower Common Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the consummation of the Merger owned by Borrower's Shareholders, if any, other than members of the Buyout Group, who shall have exercised or given notice of their intent to exercise the rights of dissenting shareholders under the Texas Business Corporation Act shall be less than ten percent (10%) of the total number of outstanding Common Stock.

                  (xiii)   Management Rollover. Joint Lead Arrangers shall be
                           -------------------
         satisfied with the amount and the terms and conditions of all management rollover of their equity in Borrower in connection with the Recapitalization.

                  (xiv)    Total Fees and Expenses. Joint Lead Arrangers shall
                           -----------------------
         have received satisfactory evidence that fees and expenses in connection with the Transactions will not exceed $9.0 million.

                  (xv)     Margin Rule Compliance. All Loans and other financing
                           ----------------------
         to Borrower shall be in full compliance with all applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  (xvi)    Other Matters. The Lenders shall have received such
                           -------------
         other legal opinions, corporate documents and other instruments and/or certificates as Joint Lead Arrangers or the Majority Lenders may request in their reasonable discretion.

                  (xvii)   Payment of Fees and Expenses. All accrued fees and
                           ----------------------------
         expenses of the Lenders, Joint Lead Arrangers and Administrative Agent (including the reasonable fees and expenses of Cahill Gordon & Reindel, counsel to the Joint Lead Arrangers) in connection with the Credit Documents shall have been paid in cash in full.

                  7.02. Initial and Subsequent Extensions of Credit. The
                        -------------------------------------------
obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that:

                   (i) No Default; Representations and Warranties True. Both
                       -----------------------------------------------
         immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the
                                      --- -----
         intended use thereof:

                           (a) no Default or Event of Default shall have
                  occurred and be continuing; and

                           (b) the representations and warranties made by the
                  Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                  (ii) No Proceedings. No material litigation, investigation or
                       --------------
         proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor or any of the officers or directors of any thereof in connection with any Credit Document or any of the transactions contemplated hereby or thereby.

                 (iii) No Legal Bar. The Loans and the use of proceeds thereof
                       ------------
         shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

                  (iv) No Material Adverse Effect. There shall not have occurred
                       --------------------------
         any event or circumstances which has had or is reasonably likely to have a Material Adverse Effect.

                   (v) Notice of Borrowing. Administrative Agent shall have
                       -------------------
         received a Notice of Borrowing duly completed and complying with
         Section 4.05.

                  Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (i) above (both as of the date of such notice or request and, unless Borrower otherwise notifies Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

                  Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.01 and 7.02 have been satisfied in accordance with the terms hereof.

                  7.03. Determinations under Section 7. For purposes of
                        ------------------------------
determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

                  Section 8. Representations and Warranties. Each Obligor
                             ------------------------------
represents and warrants to the Creditors that (at and as of the Closing Date in each case immediately before and immediately after giving effect to the Transactions):

                  8.01. Corporate Existence. Each Company: (a) is a corporation,
                        -------------------
partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing would not have a Material Adverse Effect.

                  8.02. Financial Statements; Financial Condition; Etc. (a)
                        ----------------------------------------------
Borrower has heretofore delivered to the Lenders (A) the audited consolidated balance sheets of Borrower and the Subsidiaries as of August 28, 1993, September 3, 1994, September 2, 1995, August 31, 1996 and August 30, 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Ernst & Young, LLP, certified public accountants, and (B) the unaudited consolidated balance sheets of Borrower and the Subsidiaries as of November 29, 1997, February 28, 1998 and May 31, 1998, and the related statements of earnings and cash flows for the three, six and nine month periods ended on November 29, 1997, and February 28, 1998, and May 31, 1998, respectively, together with review reports thereon by Ernst & Young, LLP, certified public accountants. All of said financial statements, including in each case the related schedules, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Borrower and the Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments. The most recent balance sheet referred to above reflects, as required by GAAP, any material Contingent Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

                  (b) Except as set forth in Schedule 8.02 or in the financial
                                             -------------
statements referred to in Section 8.02(a), no Company has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or anticipated losses from any unfavorable commitments.

                  (c) Except as set forth in the financial statements referred to in Section 8.02(a), since August 30, 1997 there has been no Material Adverse Effect, or any event, change or circumstance which could reasonably be expected to cause or evidence, either individually or together with any other events, changes or circumstances, a Material Adverse Effect.

                  (d) The pro forma balance sheet of Borrower and its Consolidated Subsidiaries (the "Pro Forma Balance Sheet"), certified by the
                                -----------------------
chief financial officer of Borrower, copies of which have been heretofore furnished to each Lender, is the balance sheet of Borrower and its consolidated Subsidiaries as of August 31, 1998 (the "Pro Forma Date"), adjusted to give
                                         --------------
effect (as if such events had occurred on such date) to the making of the Loans made on the Closing Date and the application of the proceeds thereof. The Pro Forma Balance Sheet, together with the notes thereto, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Borrower and its Consolidated Subsidiaries as at the Pro Forma Date, adjusted as described above.

                  8.03. Litigation. Except as disclosed in Schedule 8.03, there
                        ----------                         -------------
are no Proceedings or investigations now pending or (to the knowledge of the Obligors) threatened against or directly affecting any Company that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

                  8.04. No Breach; No Default. (a) None of the execution,
                        ---------------------
delivery and performance by each Obligor of any Credit Document or any other Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, the charter or by-laws of any Company, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation to which any Company is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such agreement or instrument, except with respect to each of the foregoing which would not (either individually or in the aggregate) have a Material Adverse Effect.

                  (b) No Company is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Properties in any respect which would (either individually or in the aggregate) have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  8.05. Action. Each Company has all necessary corporate power,
                        ------
authority and legal right to execute, deliver and perform its obligations under each Credit Document and each other Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Obligor of each Credit Document and each other Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes, the other Credit Documents and the other Transaction Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06. Approvals. Except as would not individually or in the
                        ---------
aggregate have a Material Adverse Effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Credit Documents or other Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  8.07. ERISA. Each member of the ERISA Group (x) has fulfilled
                        -----
its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and (y) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Benefit Arrangement. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any accumulated funding deficiency (whether or not waived) with respect to any Plan, (iv) any direct or indirect withdrawal liability with respect to any Multiemployer Plan, or any direct or indirect potential withdrawal liability if it were to withdraw from a Multiemployer Plan as of the date of determination or (v) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA. The sum of the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (excluding each Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $1.0 million. There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Arrangement that could have a Material Adverse Effect. Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

                  8.08. Taxes. Each Company has filed or caused to be filed all
                        -----
U.S. Federal income tax returns and all other tax returns, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property (including the Mortgaged Real Property) by any Governmental Authority (other than those which, in the aggregate, would not (either individually or in the aggregate) have a Material Adverse Effect or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Company); and no tax lien has been filed and, to the knowledge of Borrower, no action, suit, proceeding, investigation, audit or claim is being asserted or has been threatened by any authority with respect to any such tax, fee or other charge. No Company has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any Company.

                  8.09. Investment Company Act; Public Utility Holding Company
                        ------------------------------------------------------
Act; Other Restrictions. No Company is an "investment company", or a company
-----------------------
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  8.10. No Burdensome Restrictions. No Contractual Obligation of
                        --------------------------
any Company and no Requirement of Law has had or could reasonably be expected to have a Material Adverse Effect.

                  8.11. Subordinated Notes and PIK Preferred. The subordination
                        ------------------------------------
provisions contained in the Subordinated Note Documents are enforceable against each Company party thereto, and all Obligations are within the definition of "Senior Debt" or "Guarantor Senior Debt", as the case may be, included in such subordination provisions. The Subordinated Notes, the PIK Preferred and the Common Stock under the Common Stock Financing and the Buyout Group Financing, in any case, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom. The offering documents for the issuance and sale of the Subordinated Notes, the PIK Preferred and the Common Stock under the Common Stock Financing and the Buyout Group Financing as of their date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading (it being understood that no representation or warranty is being made with respect to information in respect of the initial purchasers thereof expressly provided by them for inclusion therein).

                  8.12. Environmental Matters. Except as disclosed in Schedule
                        ---------------------                         --------
8.12 and except as would not, individually or in the aggregate, result in a
----
Material Adverse Effect: (i) each Company is in compliance with and in the last five years has been in compliance with, and is not subject to liability under, any Environmental Laws applicable to it and its business, operations, facilities and Property owned, leased, operated or used by it, and there are no Environmental Laws, including such Environmental Laws which have been formally proposed for public comment, which would reasonably be expected to result in material expenditures by any Company, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Company ; (ii) no Company has received notice that it or any of its predecessors in interest has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any similar state or
                                        ------
foreign law, nor has any Company received notice that any Hazardous Materials that it or any of its predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Envi-ronmental Law, and no Company, or to the knowledge of any Company, any of its predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law;
(iii) no Properties now or formerly owned, leased or operated by any Company or, to the knowledge of any Company, any of its predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or
(y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Company is bound, which would reasonably be expected to prevent any Company's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Company under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of any Company, threatened, under any Environmental Law with respect to any asset, facility, inventory or Property currently owned, leased or operated by any Company; and (vi) there are no underground storage tanks or related piping at any Property owned, operated or leased by any Company, and no such tanks or related piping has been removed from such properties, and (vii) no Company is subject to any judicial or administrative Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of any Company, no such Proceeding is threatened.

                  8.13. Environmental Investigations. All material environmental
                        ----------------------------
investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Company relating (i) to the current or prior business, operations, facilities or any Property of any Company or any of its predecessors in interest or (ii) to any business, facility, Property or other asset now or previously owned, operated, leased or used by any Company or any of its predecessors in interest have been made available to Administrative Agent.

                  8.14. Use of Proceeds. No Company is engaged principally, or
                        ---------------
as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock. If requested by any Lender or Administrative Agent, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation
U. Borrower will use the proceeds of (i) all Term Loans to finance the Recapitalization and the Existing Credit Facility Repayment as set forth on
Schedule 7.01(ii) and (iii) Revolving Loans to finance the Recapitalization and
-----------------
the Existing Credit Facility Repayment and pay fees and expenses in connection with the Recapitalization and the Existing Credit Facility Repayment and to pay for working capital, capital expenditures and for general corporate purposes; provided, however, not more than $10 million of the Revolving Loans will be used
--------  -------
to finance the Recapitalization and the Existing Credit Facility Repayment and pay fees and expenses related thereto.

                  8.15. Subsidiaries. On the date hereof (after giving effect to
                        ------------
the Transactions), Borrower has no Subsidiaries or interest in partnerships, joint ventures or business trusts other than the entities set forth in Schedule
                                                                       --------
8.15. Borrower owns, as of the Closing Date, the percentage of the issued and
-----
outstanding Equity Interests or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 8.15 as set forth on
                                                   -------------
such Schedule. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding Eq-uity Interests and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by each Company free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents.

                  8.16. Properties. Each Company has good and marketable title
                        ----------
to and beneficial ownership of all Properties and assets held by it, including all Property reflected in the most recent financial statements delivered pursuant to this Agreement (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business and in accordance with this Agreement). Title to each such Property or asset that is not Collateral is held by each Company free and clear of all Liens except for Permitted Liens. Title to each such Property or asset that constitutes Collateral is held by the Obligors free and clear of all Liens other than Prior Liens and other Liens expressly permitted by the applicable Security Document.

                  8.17. Security Interest; Absence of Financing Statements. The
                        --------------------------------------------------
Security Documents, once executed, delivered, filed and/or recorded will create, in favor of Administrative Agent for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except Liens expressly permitted by the applicable Security Document.

                  Except with respect to Permitted Liens which are subordinate to the Liens of the Security Documents, Prior Liens and the Liens created by the Security Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or Property of any Company or rights thereunder.

                  8.18. Compliance with Laws. Each Company is in compliance with
                        --------------------
all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, and each Company will comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it may then be doing business, in each case other than those the non-compliance with which would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. At the time of consummation of the Merger and the Recapitalization, the Merger and the Recapitalization shall have been consummated substantially in accordance with the terms of the Merger Agreement and the Recapitalization Documents and all applicable requirements of law, and all consents and approvals of all Governmental Authorities required to consummate the Merger and the Recapitalization have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the performance by any Company of its obligations under the Credit Documents and all Requirements of Law.

                  8.19. True and Complete Disclosure. The information, reports,
                        ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of any of any Company to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto or pursuant to any information memorandum distributed in connection with the syndication of the Commitment and Loans, including any Transaction Document, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information
                                           --- -----
furnished at any time by any Company to any

Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Company, however, makes any representation as to the ability of Borrower or any Subsidiary to achieve the results set forth in any such projections. As of the Closing Date, there is no fact known to any Company (other than general economic conditions, which conditions are commonly known and affect businesses generally) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Credit Documents or in any other documents, certificates and statements furnished to Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Credit Documents.

                  8.20. Solvency. As of the Closing Date and each other date of
                        --------
an extension of credit hereunder: (i) the fair saleable value of the Properties of each Obligor, each taken on a consolidated basis, exceeds and will, immediately following the making of each Loan or other extension of credit hereunder, exceed the amount of all debt and liabilities (including all contingent, subordinated, unmatured and unliquidated liabilities) of such Obligor; (ii) no Obligor has, or will have, immediately following the making of each Loan or other extension of credit hereunder, unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (iii) no Obligor intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

                  8.21. Employee and Labor Matters. Except as disclosed on
                        ---------------------------
Schedule 8.21, there is (i) no unfair labor practice complaint pending against
-------------
any Company or, to the knowledge of each Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Company or, to the knowledge of each Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Company or, to the knowledge of each Company, threatened against any Company and (iii) to the knowledge of each Company, no union representation question existing with respect to the employees of any Company and, to the knowledge of each Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of each Company have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company, all payments due from any Company on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Company.

                  8.22. Intellectual Property. Each Company owns, or is licensed
                        ---------------------
to use, all patents, trademarks, tradenames, servicemarks, copyrights, technology, trade secrets, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for
                                          ---------------------
those the failure to own or license which could not, individually or in the aggregate, have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company know of any valid basis for any such claim. The use of such Intellectual Property by each Company does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                  8.23. Representations and Warranties in Documents. All
                        -------------------------------------------
representations and warranties of each Company set forth in each Transaction Document were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. To the best knowledge of each Company, the representations and warranties of each party other than the Companies to each Transaction Document contained therein were true and correct in all material respects on the date made.

                  8.24. Senior Indebtedness. The Obligations will constitute
                        -------------------
"Senior Indebtedness" of Borrower under and as defined in the Subordinated Note Documents. The obligations of each Subsidiary Guarantor under the Guarantee will constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Subordinated Note documents.

                  8.25. Year 2000. Each Company has reviewed its operations with
                        ---------
a view to assessing whether its business or operations will, and no Company is aware that any of its key suppliers, vendors or customers will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. No Company has reason to believe that the risks associated with the Year 2000 issue could have a Material Adverse Effect. For purposes of this Section 8.25, "key supplies, vendors and customers" refers to those suppliers, vendors and customer of each Company, whose business failure could reasonably be expected to have a Material Adverse Effect.

                  Section 9. Covenants. Each Obligor covenants and agrees with
                             ---------
the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

                  9.01. Financial Statements, Etc. Borrower (for itself and on
                        --------------------------
behalf of the Subsidiary Guarantors) shall deliver to each of the Lenders:

                  (a) Quarterly and Monthly Financials. (i) As soon as available
                      --------------------------------
         and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, consolidated statements of income and cash flow of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated statement of income for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); in addition, Borrower shall provide consolidating financial statements for Foreign Subsidiaries for the same periods in fiscal years 1998 and thereafter substantially consistent with the foregoing; and (ii) as soon as available and in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flow of Borrower and its Consolidated Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such monthly period, and an unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such monthly period, setting forth in each case comparisons to Borrower's annual budget and the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said unaudited consolidated financial statements are prepared in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals);

                  (b) Annual Financials. As soon as available and in any event
                      -----------------
         within 90 days after the end of each fiscal year, consolidated statements of income, retained earnings and cash flow of Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form (i) the corresponding consolidated figures as of the end of and for the preceding fiscal year and (ii) the corresponding budget or plan for such period, accompanied by an opinion, without material qualification, thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; in addition, Borrower shall provide consolidating financial statements for Foreign Subsidiaries for the same periods in fiscal years 1998 and thereafter substantially consistent with the foregoing;

                  (c) ERISA Information. If and when any member of the ERISA
                      -----------------
         Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA or other action by the PBGC with respect to the Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal (or deemed withdrawal under Section 4062(e) of ERISA) from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, an Officers' Certificate setting forth details as to such occurrence and action, if any, which Borrower or the applicable member of the ERISA Group is required or proposes to take;

                  (d) Interest Rate Certificates. Together with the financial
                      --------------------------
         statements delivered pursuant to clause (a)(1) or (b) of this Section 9.01, an Interest Rate Certificate;

                  (e) Notice of Default. Promptly after any Company knows or has
                      -----------------
         reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto;

                  (f) Environmental Matters. Written notice of any Environmental
                      ---------------------
         Claim materially affecting any Company, any Mortgaged Real Property or the operations of any Company, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof or (iii) any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of any Company under any Environmental Law;

                  (g) Auditors' Reports. Promptly upon receipt thereof, copies
                      -----------------
         of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Borrower made by such accountants, including, without limitation, any management letter commenting on Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                  (h) Annual Budgets. An annual budget in reasonable detail and
                      --------------
         financial projections made in good faith, within 60 days after the end of each fiscal year of Borrower;

                  (i) Lien Matters. Written notice of (1) the incurrence of any
                      ------------
         Lien (other than prior Liens and other Liens expressly permitted by the terms of the applicable Security Document) on, or claim asserted against any of the collateral security in the Security Documents or (2) the occurrence of any other event which could have a Material Adverse Effect on the aggregate value of the Collateral under any Security Document;

                  (j) Reports to Others. Within five days after the same are
                      -----------------
         sent to each creditor or to the shareholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered which Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and promptly following their submission with any Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by any Company, if such reports are publicly available and indicate any material adverse change in the business, operations or financial condition of any Company or if copies thereof are requested by any Lender or Administrative Agent (but only to the extent such reports are publicly available), and copies of any and all material notices and other material communications from any Federal, state or local Governmental Authority with respect to any Company;

                  (k) Notice of Material Adverse Effect. Written notice of any
                      ---------------------------------
         Material Adverse Effect or any event or condition which could result in a Material Adverse Effect;

                  (l) Notice of Default. Promptly after any Company knows or has
                      -----------------
         reason to believe that any Default has occurred or that any Company is in default of any material term or provision of the Subordinated Note Documents or any other material Contractual Obligation (other than pursuant to the Credit Documents), a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto; and

                  (m) Other Matters. Promptly, such financial and other
                      -------------
         information as any Creditor may from time to time reasonably request.

Borrower will furnish to Administrative Agent,

                  (i) concurrently with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in Section 9.11, except as specified in such certificate; and

                  (ii) at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, (1) a certificate of a senior financial officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Sections 9.07, 9.08, 9.09, 9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year, (2) to the extent not previously disclosed to Administrative Agent, a listing of any state within the United States where any Obligor keeps inventory or equipment and of any Intellectual Property arising under the laws of the United States (or any jurisdiction therein) acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (II) (or, in the case of the first such list so delivered, since the Closing
         Date), and (3) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to any Company.

                  Administrative Agent shall forward such certificate and information to the Lenders.

                  9.02. Litigation, Etc. Borrower shall promptly give to
                        ---------------
Administrative Agent (which shall promptly provide a copy thereof to each Lender) notice of all Proceedings, and of all Proceedings by or before any Governmental Authority, and any material development in respect of such Proceedings, affecting any Company, except Proceedings which could not have (individually or in the aggregate) a Material Adverse Effect.

                  9.03. Existence; Compliance with Law; Payment of Taxes;
                        -------------------------------------------------
Inspection Rights; Performance of Obligations; Etc. Each Company shall, (i)
--------------------------------------------------
preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided, however, that nothing in this Section 9.03
                           --------  -------
shall prohibit any transaction expressly permitted under Section 9.06); (ii) comply with all applicable Requirements of Law (including ERISA and the rules and regulations thereunder), rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would (individually or in the aggregate) have a Material Adverse Effect; (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP) if such failure to pay and discharge would (individually or in the aggregate) have a Material Adverse Effect; (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property would not individually or in the aggregate have a Material Adverse Effect; (v) permit representatives of any Creditor, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees and with the independent accountants of Borrower, all to the extent reasonably requested by such Creditor, provided, however, that Administrative Agent or such Lender
                  --------  -------
shall notify Borrower prior to any contact with such accountants and give Borrower the opportunity to participate in such discussions; (vi) perform in all material respects all of its obligations under the terms of each material Contractual Obligation by which it is bound or to which it is a party, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; and (vii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company, as relevant. Borrower will confer with the Lenders in enforcing or waiving material rights of any Company under any Transaction Document. Borrower shall cause the Recapitalization to be consummated on the Closing Date in accordance with the terms of the Merger Agreement and shall comply with all terms and provisions thereof.

                  9.04. Insurance. Each Company shall keep insured by
                        ---------
financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, including, in any event, business interruption insurance.

                  Without limiting the foregoing, each Company shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times, at its own cost and expense:

                   (i) Comprehensive general public liability insurance in an amount reasonable and customary in such Company's industry and acceptable to Lenders;

                  (ii) Worker's compensation insurance and employer's liability insurance in such amounts as may be required by statute;

                 (iii) Flood insurance if the property is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area in an amount not to exceed that available for one hundred percent (100%) reinsurance by the Federal Emergency Management Agency;

                  (iv) Business interruption insurance in amounts sufficient to pay operating expenses, lost rental income and debt service for a period of at least six (6) months; and

                   (v) Property insurance by extended coverage endorsement against loss by fire and other risks of physical loss or damage to the Property in amounts not less than the full replacement cost of all improvements (if restored), plus the cost of debris removal.

                  Borrower shall provide or cause to be provided any other insurance reasonably requested by Lenders in such amounts and covering such risks as may be reasonably required. All policies of insurance required to be maintained by Borrower shall be issued by companies satisfactory to Lenders and shall have coverages and endorsements and be written for such amount as Lenders may reasonably require. All policies of insurance required to be maintained by any Obligor must name Administrative Agent on behalf of Lenders as mortgagees (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancella-tion or modification of the policies will be made without thirty (30) days' prior written notice to Administrative Agent.

                  Each policy of insurance obtained or maintained by any Company shall:

                  (i) be written by financially responsible companies selected by Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies reasonably acceptable to the Majority Lenders;

                  (ii) provide that the interests of the Creditors shall not be invalidated by: (A) any act or negligence of any Obligor or any Person (other than the Lenders or an Agent) having an interest in any property covered by any Mortgage or other Security Document; (B) any foreclosure or other proceeding relating to such property; (C) any negligent or unintentional breach or violation of any warranty, declaration or condition in any policy of insurance by Borrower; provided, however,
                                                           --------  -------
         that neither Administrative Agent nor any Lender shall be deemed to have made any such warranty, declaration or to be subject to any such condition in respect of any such policy or insurance; or (D) any change in the title to or ownership of all or any part of the Pledged Collateral;

                  (iii) waive all rights of subrogation of the insurers against the Agents and the Lenders;

                  (iv) waive any right of the insurers to set-off or counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against the Agents or any Lender;

                  (v) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Agents and the Lenders; and

                  (vi) provide that, except in the case of third-party liability insurance, the proceeds of any loss affecting real or personal property or interests shall be applied in accordance with the terms of the applicable Security Document.

                  Borrower will advise Administrative Agent promptly of any material policy cancellation, reduction or amendment.

                  On or before the day of the initial borrowing hereunder, Borrower will deliver to Administrative Agent certificates of insurance reasonably satisfactory to Administrative Agent evidencing the existence of all insurance required to be maintained by Borrower under this Agreement setting forth the respective coverages, limits of liability, carriers, policy numbers and periods of coverage. In addition, no Company will materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to Administrative Agent. No Company will obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless Administrative Agent on behalf of the Lenders is named insured under such insurance, with loss payable as provided in this Agreement. Borrower will promptly notify Administrative Agent whenever any such separate insurance is obtained and shall deliver to Administrative Agent the certificates evidencing the same.

                  9.05. Limitation on Issuance or Disposals of Capital Stock of
                        -------------------------------------------------------
Subsidiaries. No Subsidiary shall issue, sell, assign, transfer or otherwise
------------
dispose of any shares (or other ownership interests) of any class of its Equity Interests or of any Equity Rights to purchase its Equity Interests or of other securities exchangeable for or convertible into its Equity Interests, except (a) to Borrower or a Wholly Owned Subsidiary and (b) direc tors' qualifying shares as required by law. No Company shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by each Company is sold pursuant thereto.

                  9.06. Limitation on Fundamental Changes; Limitation on
                        ------------------------------------------------
Acquisitions; Limitation on Dispositions. No Company shall, directly or
----------------------------------------
indirectly, (1) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, or effect any Acquisition, or (3) effect any Disposition or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests. Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

                  (a) purchases of inventory and other Property to be sold or used in the ordinary course of business;

                  (b)  Acquisitions permitted by Section 9.09(k);

                  (c) any Subsidiary may be merged or consolidated or dissolved or liquidated with or into: (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Qualified Subsidiary; provided, however, that a Qualified Subsidiary shall be the continuing
         --------  -------
         or surviving corporation;

                  (d) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or to any Qualified Subsidiary;

                  (e) any Wholly Owned Subsidiary that is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Wholly Owned Subsidiary which is a Foreign Subsidiary;

                  (f) Dispositions of used, worn out, obsolete or surplus Property by any Company, all in the ordinary course of business; provided, however, that the proceeds thereof are reinvested in the
         --------  -------
         business of any Company within one year of such Disposition;

                  (g) any Foreign Subsidiary may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries that are Foreign Subsidiaries (provided that a Wholly Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving corporation);

                  (h) any Company may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (i) any Foreign Subsidiary may sell its accounts receivable; provided, however, that the terms of each such sale are reasonably
         --------  -------
         satisfactory in form and substance to Administrative Agent;

                  (j) any Company may effect any Disposition for fair market value not to exceed (1) $250,000 in the aggregate for all Companies in any fiscal year of Borrower and (2) in addition to that permitted by subclause (1) of this Section 9.06(j) (which shall not count against this subclause (2)), $3.0 million in the aggregate for all Companies since the Closing Date (not including any other permitted Disposi-tion pursuant to this Section 9.06); provided, however, clauses (1 )
                                              --------  -------
         and (2) above shall be subject to Section 2.10(a)(iii); and

                  (k) transfers resulting from any casualty or condemnation of property or assets.

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

                  9.07. Limitation on Liens and Related Matters. No Company
                        ---------------------------------------
shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral except for Prior Liens and other Liens expressly permitted by the applicable Security Document. No Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Liens":
                                              ---------------

                  (a) Liens in existence on the date hereof and identified in
         Schedule 9.07 (excluding, however, following the making of the initial
         -------------
         Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule 7.01(ii));
                                                 ------------------

                  (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the affected Company in accordance with GAAP;

                  (c) Liens in respect of Property of any Company imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

                  (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company;

                  (g) Liens upon tangible personal Property acquired after the date hereof by any Company, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property or improvements thereon; provided,
                                                                       --------
         however, that (x) no such Lien shall extend to or cover any Property of
         -------
         such Company other than the Property so acquired and improvements thereon and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

                  (h) Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do
                                        --------  -------
         not extend to any other Property of any Company;

                  (i) Liens (excluding Liens on Collateral) not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $1.0 million;

                  (j) Liens securing obligations under Swap Contracts with any Person party to a Swap Contract so long as at the date of entering into such Swap Contract such Person was a Lender or any Affiliate of any Lender to the extent such Swap Contract relates to the Loans and only so long as the Obligations are secured by the same collateral on a pari
                                                                            ----
         passu basis;
         -----

                  (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

                  (l) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

                  (m) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                  (n) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company;

                  (o) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

                  (p) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

                  (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

                  (r) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

          (s) Liens created under this Agreement and/or the other Credit Documents; and

          (t)  any extension, renewal or replacement of the foregoing; provided,
                                                                       --------
     however, that the Liens permitted hereunder shall not cover any additional
     -------
     Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

          Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Company shall, directly or indirectly, enter into any agreement after the date hereof prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to the Credit Documents and the Subordinated Note Documents and any Permitted Refinancing thereof.

          9.08. Prohibition on Disqualified Capital Stock; Limitation on
                --------------------------------------------------------
Indebtedness. No Company shall, directly or indirectly, issue or have
------------
outstanding, any Disqualified Capital Stock. No Company shall, directly or indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except (each of which shall be given independent effect):

          (a)  Indebtedness under the Credit Documents;

          (b) Indebtedness (other than the Subordinated Notes) outstanding on the date hereof and listed in Schedule 9.08 and specified on Schedule 9.08
                                   -------------                  -------------
     as to remain outstanding after the Closing Date and any Permitted Refinancing thereof;

          (c) Indebtedness of Borrower or any Wholly Owned Subsidiary owing to Borrower or any Qualified Subsidiary; provided, however, that (i) if
                                           --------  -------
     requested by the Majority Lenders, such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to Administrative Agent on behalf of the Lenders pursuant to the Security Agreement and (ii) such Indebtedness shall not be held by any Person other than Borrower or a Qualified Subsidiary and shall not be subordinate to any other Indebtedness or other obligation of the obligor other than the Loans;

          (d)  Indebtedness of any Company secured by Liens permitted under
     Section 9.07(g), (h), (i) or (l) not exceeding in the aggregate $2.0 million at any one time outstanding and any Permitted Refinancing thereof;

          (e) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such
                                            --------  -------
     Indebtedness is extinguished within two Business Days of its incurrence;

          (f) obligations under operating leases permitted by Section 9.23 and Contingent Obligations permitted by Section 9.25;

          (g) unsecured Indebtedness of Borrower or any Qualified Subsidiary in an aggregate principal amount not to exceed, together with Contingent Obligations (without duplication) under Section 9.25(d), $2.0 million at any time outstanding and any Permitted Refinancing thereof;

          (h) Indebtedness with respect to Capital Leases not exceeding in the aggregate $2.0 million at any one time outstanding and any Permitted Refinancing thereof;

          (i) Indebtedness of Borrower represented by the Subordinated Notes in an aggregate principal amount of $37.0 million less any prepayments or repayments thereof and any Permitted Refinancing thereof; and

          (j) the guarantee of the Obligations pursuant to Section 6 and Subordinated Guarantees by Subsidiary Guarantors of the Subordinated Notes pursuant to the Subordinated Note Documents as in effect on the Closing Date.

          All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit
                                                                         -------
B hereto) to the Obligations. Each Obligor, by its execution and delivery of
-
this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by Borrower or any Subsidiary to the full and complete payment and performance of the Obligations. No Obligor shall incur any Subordinated Debt unless such Subordinated Debt shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Debt is subordinated to such other Indebtedness pursuant to documentation reasonably acceptable to Joint Lead Arrangers.

          9.09. Limitation on Investments. No Company shall, directly or
                -------------------------
indirectly, make or permit to remain outstanding any Investments, except:

          (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

          (b)  Permitted Investments;

          (c) Investments by any Company in any Qualified Subsidiary or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary and Investments by any Subsidiary in Borrower;

          (d) Investments outstanding on the date hereof and identified with particularity in SCHEDULE 9.09 and any renewals, extensions, modifications and replacements thereof that do not increase the amount thereof;

          (e)  Investments that constitute Indebtedness permitted under Section
     9.08 or Contingent Obligations permitted under Section 9.25;

          (f)  Investments by Borrower in Swap Contracts entered into as bona
                                                                         ----
     fide hedges and not for speculative purposes;
     ----

          (g) advances, loans or extensions of credit by any Company to employees of any Company; provided, however, that the aggregate amount of
                               --------  -------
     all such loans, advances and extensions of credit shall not at any time exceed in the aggregate $1.0 million (without giving effect to any write-down or write-off thereof);

          (h) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (i) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

          (j) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

          (k)  Investments made in order to consummate Acquisitions; provided,
                                                                     --------
     however, that (v) no Default or Event of Default exists or will result
     -------
     therefrom, (w) on a pro forma basis, after giving effect to such
                         --- -----
     Acquisition(s), (A) Borrower would have been in compliance with Section
     9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to Administrative Agent and each Lender at least 10 days prior to the consummation of such Acquisition, accompanied by supporting schedules and data in reasonable detail and (B) Borrower can reasonably be expected to remain in compliance with such covenants through the Final Maturity Date and to have sufficient cash liquidity to conduct its business and pay its debts and other liabilities as they come due; (x) the aggregate amount of the Acquisition Consideration (which for each Acquisition shall be measured at the date of consummation thereof) for all Acquisitions consummated since the Closing Date shall not exceed $10.0 million and not more than $5.0 million in any fiscal year and
     (y) such Acquisition shall be effected through Borrower or a Qualified Subsidiary and the Person acquired shall be merged with or into a Qualified Subsidiary or shall be at the time of consummation thereof a Qualified Subsidiary;

          (l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (m) any Company may hold additional Investments in any non-Wholly Owned Subsidiary or Foreign Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

          (n) any Foreign Subsidiary may make Investments in or to any other Foreign Subsidiary;

          (o)  Capital Expenditures permitted by Section 9.11(d);

          (p) Investments by any Company in any non-Wholly Owned Subsidiary or any Subsidiary which is not an Obligor (including Foreign Subsidiaries) to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Event of Default shall have occurred and be continuing; provided, however, that (x) other than
                                      --------  -------
     with respect to any Subsidiary of which Borrower directly or indirectly owns 80% of the outstanding Equity Interests, the amount of such Investments made pursuant to this clause (p) shall not exceed $2.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof) and (y) upon the request of the Majority Lenders all such Investments evidenced by Intercompany Notes shall be pledged to Administrative Agent pursuant to the Security Agreement;

          (q) Investments for the creation of any Wholly Owned Foreign Subsidiary which is a foreign sales corporation consisting of de minimis
                                                                   -- -------
     capitalization;

          (r) any Company may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

          (s) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with a Disposition permitted by Section 9.06(j); provided, however, that (i) the
                                               --------  -------
     aggregate amount of such non-cash consideration received in connection with any such Disposition, shall not exceed 10% of the total consideration received in connection with such Disposition and (ii) such non-cash consideration is pledged pursuant to the appropriate Security Document;

          (t) Investments by Foreign Subsidiaries in high quality investments of the type similar to Permitted Investments made outside the United States; and

           (u) in addition to the foregoing, other Investments not exceeding $2.5 million in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof), net of any returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of sales thereof.

          9.10. Limitation on Dividend Payments. No Company shall, directly or
                -------------------------------
indirectly, declare or make any Dividend Payment at any time, except (i) so long as no Default or Event of Default shall have occurred and is continuing or would arise therefrom Borrower may (1) pay cash dividends on the PIK Preferred to the extent such dividend (a) accrues following the fifth anniversary of the Closing Date, (b) does not accrue on a daily basis at a rate higher than 10% per annum, and (c) is paid quarterly and (2) repurchase Common Stock of any employee shareholder in the event of death, disability or Hardship; provided such repurchases do not exceed $2.0 million in the aggregate since the Closing Date and do not exceed $500,000 in any fiscal year and (ii) any Subsidiary may declare and make Dividend Payments to the extent made pro rata to all holders of
                                                      --- ----
the capital stock thereof.


          9.11. Financial Covenants.
                -------------------

          (a) Maximum Leverage Ratio. (i) Borrower shall not permit the
              -----------------------
Leverage Ratio at the end of any Measurement Period ending during any period set forth below to exceed the ratio set forth opposite such date below.

          ======================================================================
          PERIOD                                                  LEVERAGE RATIO
          ----------------------------------------------------------------------
          Closing Date to February 28, 1999                          5.750:1.0
          ----------------------------------------------------------------------
          March 1, 1999 to May 31, 1999                              5.500:1.0
          ----------------------------------------------------------------------
          June 1, 1999 to February 29, 2000                          5.125:1.0
          ----------------------------------------------------------------------
          March 1, 2000 to May 31, 2000                              4.750:1.0
          ----------------------------------------------------------------------
          June 1, 2000 to February 28, 2001                          4.375:1.0
          ----------------------------------------------------------------------
          March 1, 2001 to May 31, 2001                              4.125:1.0
          ----------------------------------------------------------------------
          June 1, 2001 to February 28, 2002                          3.500:1.0
          ----------------------------------------------------------------------
          March 1, 2002 to May 31, 2002                              3.250:1.0
          ----------------------------------------------------------------------

          ======================================================================
          June 1, 2002 and thereafter                                3.000:1.0
          ======================================================================

          (ii) Borrower shall not permit the Senior Debt Leverage Ratio at the end of any Measurement Period ending during any period set forth below to exceed the ratio set forth opposite such date below.

          ====================================================================
                                                                  SENIOR DEBT
          PERIOD                                                LEVERAGE RATIO
          --------------------------------------------------------------------
          Closing Date to February 28, 1999                        3.625:1.0
          --------------------------------------------------------------------
          March 1, 1999 to May 31, 1999                            3.500:1.0
          --------------------------------------------------------------------
          June 1, 1999 to February 29, 2000                        3.125:1.0
          --------------------------------------------------------------------
          March 1, 2000 to May 31, 2000                            3.000:1.0
          --------------------------------------------------------------------
          June 1, 2000 to February 28, 2001                        2.750:1.0
          --------------------------------------------------------------------
          March 1, 2001 to May 31, 2001                            2.500:1.0
          --------------------------------------------------------------------
          June 1, 2001 to February 28, 2002                        2.225:1.0
          --------------------------------------------------------------------
          March 1, 2002 to May 31, 2002                            2.125:1.0
          ====================================================================

          (b)  Minimum Interest Coverage Ratio. Borrower shall not permit the
               -------------------------------
Interest Coverage Ratio for any Measurement Period ending during any period set forth below to be less than the ratio set forth opposite such date below.

          ====================================================================
          DATE                                         INTEREST COVERAGE RATIO
          --------------------------------------------------------------------
          Closing Date to February 28, 1999                   1.900:1.0
          --------------------------------------------------------------------
          March 1, 1999 to February 29, 2000                  2.000:1.0
          --------------------------------------------------------------------
          March 1, 2000 to February 28, 2001                  2.250:1.0
          --------------------------------------------------------------------
          March 1, 2001 to August 31, 2001                    2.500:1.0
          --------------------------------------------------------------------
          September 1, 2001 to February 28, 2002              2.750:1.0
          --------------------------------------------------------------------
          March 1, 2002 to August 31, 2002                    3.000:1.0
          --------------------------------------------------------------------
          September 1, 2002 and thereafter                    3.000:1.0
          ====================================================================

          (c)  Minimum Fixed Charge Coverage Ratio. Borrower shall not
               -----------------------------------
permit the ratio of (x) Consolidated EBITDA for any Measurement Period ending on or after the Closing Date to (y) Consolidated Fixed Charges for the same Measurement Period to be less than 1.1:1.0.

          (d)  Capital Expenditures. (1) Borrower shall not permit the aggregate
               --------------------
amount of Capital Expenditures made by the Companies to exceed $6.0 million during fiscal 1999 of Borrower and any fiscal year thereafter; provided,
                                                               --------
however, that (x) if the aggregate amount of Capital Expenditures for any fiscal
-------
year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year if the amount expended in such fiscal year would not exceed 125% of the amount permitted for such fiscal year (before any carryover) and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover. No amount expended pursuant to
Section 9.11(d)(2) shall count against any amount permitted under Section 9.11(d)(1).

          (2) Notwithstanding anything herein to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, the Companies may make Capital Expenditures with the Net Available Proceeds of any Disposition effected in accordance with Section 9.06(j) to the extent that such Net Available Proceeds have not otherwise been expended by any Company.

          (e) The covenants in clauses (a), (b) and (c) of this Section 9.11 shall be measured as of the end of each fiscal quarter, beginning with August 31, 1998 and will apply to Borrower and the Companies on a consolidated basis.

          9.12. Pledge of Additional Collateral. Promptly, and in any
                -------------------------------
event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (including the capital stock of any Subsidiary hereafter created or acquired) other than Real Property (the "Additional Collateral"), each Obligor and each Wholly Owned Subsidiary
      ---------------------
(other than any Foreign Subsidiary) shall take all action necessary, including the execution and delivery of all such agreements, assignments, documents and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant Administrative Agent for the benefit of the Lenders a duly perfected first priority Lien on such Property pursuant to and to the full extent required by the Security Documents and this Agreement; provided, however,
                                                              --------  -------
that not more than 65% of the capital stock of any Foreign Subsidiary (limited to "first tier" Foreign Subsidiaries) need be pledged.

          In the event that, after the Closing Date, any Obligor acquires or holds an interest in any Real Property with a market or book value of $2.5 million or more, the Obligors and each Wholly Owned Subsidiary (other than a Foreign Subsidiary) shall (i) take such actions and execute such documents as Administrative Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to Administrative Agent, on behalf of the Lenders, the documents and instruments reasonably requested by Administrative Agent, including, without limitation, the items set forth in Sections 7.01(ii)(3)(ii) and 7.01(vii).

          The costs of all actions reasonably taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for Administrative Agent, shall be paid by the Obligors promptly following written demand.

          9.13. Security Interests. (a) Each Obligor shall, promptly, upon the
                ------------------
reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

          (b) Each Obligor shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

          9.14. Compliance with Environmental Laws. (a) Each Company shall
                ----------------------------------
comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) in the event of the presence of any Hazardous Material at, on or under any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate any such adverse effect; provided, however, that no Company shall be required to
                     --------  -------
comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Company shall promptly notify Administrative Agent of the occurrence of any event specified in clause (b) of this Section 9.14 and shall periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of Administrative Agent at any time and from time to time, each Company will provide, at Borrower's sole cost and expense, an environmental site assessment (including, without limitation, the results of any subsurface testing, conducted if Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by Borrower and approved by Administrative Agent, (such approval not to be unreasonably withheld), indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation, removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, however, that such request may be made only if (a) there has
          --------  -------
occurred and is continuing an Event of Default, (b) Administrative Agent reasonably believes that any Company or any such Real Property is not in material compliance with Environmental Law or (c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against any Company or any such Real Property which could materially and adversely affect any Company. If any Company fails to provide the same within 60 days after such request was made, Administrative Agent may (but is under no obligation to) order the same, and each Company shall grant and hereby grants to Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Borrower's sole cost and expense.

          9.15. Limitation on Lines of Business. No Company shall directly or
                -------------------------------
indirectly, engage to any substantial extent in any line or lines of business activity other than the business of the type conducted by the Companies as of the Closing Date.

          9.16. Limitation on Transactions with Affiliates. No Company shall,
                ------------------------------------------
directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is
               ---------------------
otherwise not prohibited under this Agreement, is in the ordinary course of such Company's business and is on fair and reasonable terms that are not less favorable to such Company than those that would be obtainable at the time in an arm's-length transaction with a Person who is not such an Affiliate; provided, however, that the following shall in any event be
                   --------  -------
permitted: (a) Dividend Payments permitted by Section 9.10; (b) the payment of reasonable fees to directors of any Company who are not employees of any Company; (c) any transaction with an officer or member of the board of directors of any Company in the ordinary course of business involving compensation, indemnity, employee benefit arrangements or expense reimbursement; (d) loans or advances to employees permitted by Section 9.09; (e) transactions and agreements in existence on the date hereof and listed and described with particularity in
Schedule 9.16 (the "Existing Affiliate Agreements") and the transactions
-------------       -----------------------------
contemplated by each of the Existing Affiliate Agreements; (f) employment agreements and arrangements (including, without limitation, benefits) approved by the board of directors of Borrower or committee thereof; and (g) any employee benefit plan available to employees of Borrower generally.

          9.17. Limitation on Accounting Changes; Limitation on Investment
                ----------------------------------------------------------
Company Status. No Company shall make or permit, any change in (i) accounting
--------------
policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (the Saturday closest to August 31 of each year). No Company shall be or become an investment company subject to the registration requirements under the Investment Company Act of 1940, as amended

          9.18. Interest Rate Protection Agreements. Borrower shall obtain, on
                -----------------------------------
or within 90 days after the Closing Date, interest rate protection agreements having terms and with counterparties reasonably satisfactory to the Joint Lead Arrangers as shall result in effectively limiting the interest cost to the Borrower of at least 50% of the aggregate principal amount of the then outstanding Total Debt of the Borrower for a period of at least three years from the date the initial interest rate protections agreements were made.

          9.19. Limitation on Modifications of Certain Documents, Etc. No
                ------------------------------------------------------
Company shall, directly or indirectly, consent to any modification, supplement or waiver of, or amend or modify, any of the provisions of, in any manner which could reasonably be expected to be materially adverse to the Lenders, its certificate of incorporation or its by-laws (or any other organizational document), or any agreement entered into with respect to its Equity Interests. No material change may be made to the Merger Agreement without the consent of Agents and the Majority Lenders.

          9.20. Limitation on Payments or Prepayments of Indebtedness or
                -------------------------------------------------------
Preferred Stock, Etc. No Company shall, directly or indirectly:
---------------------

          (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase of
     (A) any Indebtedness (other than the Loans), including Subordinated Notes (whether in cash, securities or Property) or (B) the PIK Preferred, except
     (1) regularly scheduled mandatory payments of interest, but only to the extent permitted under the subordination provisions, if any, applicable thereto, (2) pursuant to any Permitted Refinancing and (3) the conversion or exchange of any Indebtedness into shares of Qualified Capital Stock of Borrower;

          (b) amend, supplement, waive or otherwise modify any of the provisions of any Subordinated Note Documents or the PIK Preferred
     Documents:

                    (i) in the case of Subordinated Note Documents, which amends or modifies any subordination provisions contained therein;

                    (ii) which shortens the fixed maturity, or increases the rate or shortens the time of pay ment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, liquidation preference or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith or alters in any way the right of Borrower to pay dividends in kind on the PIK Preferred;

                    (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness on Preferred Stock and the effect of which is to subject any Company to any more onerous or more restrictive provisions; or

                    (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect; or

          (c) make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature.

          9.21. Limitation on Certain Restrictions Affecting Subsidiaries. No
                ---------------------------------------------------------
Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) the Credit Documents, (iii) such restrictions with respect to the transfer of those assets subject to a Lien permitted under Section 9.07, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Company, (v) with respect to restrictions described in clause (c) only, restrictions in any agreement relating to any Disposition which is permitted under this Agreement, and (vi) the Subordinated Note Documents as in effect on the date hereof and any Permitted Refinancing thereof so long as such restriction in such refinancing is not more disadvantageous to the Lenders or any Company than the Subordinated Note Documents as in effect on the Closing Date.

          9.22. Additional Obligors. Upon any Company creating or acquiring a
                -------------------
Wholly Owned Subsidiary (other than a Foreign Subsidiary) after the date hereof (each such Subsidiary referred to herein as an "Additional Obligor" and
                                                ------------------
collectively as the "Additional Obligors"), Borrower shall (i) cause such
                     -------------------
Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement substantially in the form of Exhibit L) as Administrative Agent may
                                       ---------
reasonably request and do such other acts and things as Administrative Agent may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents, (ii) promptly (I) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by any Company and required to be pledged pursuant to the Security Agreement, (II) deliver to Administrative Agent the certificates representing such capital stock and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a responsible officer of such Company, as the case may be,
(III) cause such new Subsidiary to take such actions necessary or advisable to grant to Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by Administrative Agent and (IV) if reasonably requested by Administrative Agent, deliver to Administrative Agent legal opinions relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent; provided,
                                                               --------
however, that notwithstanding the foregoing, only 65% of the voting Equity
-------
Interests of any direct foreign Subsidiary of Borrower or any domestic Subsidiary need be pledged under this Section 9.22, no voting Equity Interests of any foreign Subsidiary of any other foreign Subsidiary need be pledged under this Section 9.22 and no direct or indirect foreign Subsidiary shall become a Guarantor hereunder or shall be required to pledge any of its assets.

          9.23. Restriction on Leases. No Company shall, become liable in any
                ---------------------
way, whether, directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments of the Companies at the time in effect shall not exceed $5.0 million per annum.
                        --- -----

          9.24. Limitation on Sale or Discount of Receivables. No Company shall,
                ---------------------------------------------
directly or indirectly, sell, with or without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivables, other than in connection with trade discounts in the ordinary course of business or consistent with past practice and other than as permitted by Section 9.06(h) or (i).

          9.25. Limitation on Contingent Obligations No Company shall, directly
                ------------------------------------
or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

          (a) pursuant to Section 6 and any subordinated guarantee of the Subordinated Notes by Subsidiary Guarantors pursuant to the Subordinated Note Documents as in effect on the Closing Date;

          (b) Contingent Obligations in respect of operating leases to the extent permitted under Section 9.23;

          (c) Contingent Obligations of any Company in respect of Indebtedness or other liabilities of Borrower or any Qualified Subsidiary to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

          (d) other Contingent Obligations which, together with the amount of Indebtedness incurred under Section 9.08(g) (but without duplication), does not exceed $2.0 million in the aggregate at any time outstanding;

          (e) endorsements for collection or deposit in the ordinary course of business;

          (f) Contingent Obligations of any Company existing as of the Closing Date and listed in Schedule 8.02 and renewals, extensions, modifications
                        -------------
     and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to any Company;

          (g) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks; and

          (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by any Company in connection with such sale and excluding in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition.

          9.26. Landlord Lien Assurances. Borrower shall use its best efforts to
                ------------------------
obtain for Real Property leases entered into after the Closing Date, simultaneously with the execution of the lease relating to such property, agreements substantially in the form of Exhibit K from each of the respective
                                        ---------
landlords of such of the Real Property as is being leased by Borrower or any other Obligor confirming that such landlords have subordinated their landlord liens in Property of such Obligor maintained on such Real Property to the security interests held by Administrative Agent pursuant to the Security Agreement and that such landlords will provide Administrative Agent with access to such Real Property to exercise Administrative Agent's remedies pursuant to the Security Agreement.

          9.27. Limitation on Other Restrictions on Amendment of Credit
                -------------------------------------------------------
Documents. No Company will, directly or indirectly, enter into, suffer to exist
---------
or become or remain subject to any agreement or instrument, except for the Credit Documents, that would prohibit or restrict (including by way of a covenant, representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Credit Documents.

          9.28. Limitation on Subsidiaries. Borrower will not create any
                --------------------------
Subsidiary without the prior written consent of Joint Lead Arrangers, which consent shall not be unreasonably withheld; provided, however, that the
                                            --------  -------
provisions of this Section 9.28 shall not require Joint Lead Arrangers' consent for the formation of wholly-owned direct and indirect Subsidiaries of Borrower.

          9.29. Limitation on Designated Senior Indebtedness. No Company shall
                --------------------------------------------
designate or permit the designation of any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" or "Designated Guarantor Senior Indebtedness" for purposes of, and as defined in, the Subordinated Note Documents.

          9.30. Limitation on Change of Principal Place of Business or Corporate
                ----------------------------------------------------------------
Name. Each Obligor shall not change its principal place of business or its
----
corporate name unless it shall have (a) given Administrative Agent at least thirty days' advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of Administrative Agent pursuant to the Security Documents.

          9.31. Changes in Factual Information Regarding the Collateral. Each
                -------------------------------------------------------
Obligor will furnish to the Administrative Agent prompt written notice of any change (i) in any Obligor's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties , (ii) in the location of any Obligor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Obligor's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's Liens, (v) in respect of any patents, trademarks copyrights or applications therefor owned by or licensed to any Obligor, or (vi) in any Obligor's Federal Taxpayer Identification Number. Each Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and will promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          9.32. Casualty and Condemnation. Each Company will furnish to
                -------------------------
Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          9.33. Take or Pay Contracts. No Company shall or enter into or be a
                ---------------------
party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Company regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          9.34. Tax Sharing Arrangements. No Company shall enter into or permit
                ------------------------
to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to by, Joint Lead Arrangers, which consent shall not be unreasonably withheld.

          9.35. Year 2000 Compliance. Each Company will, on or prior to
                --------------------
September 30, 1999, eliminate any significant risks that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, in any respect that would cause a Material Adverse Effect.

          Section 10.  Events of Default. If one or more of the following events
                       -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or any Reimbursement Obligation, or (ii) Borrower shall default in the payment when due of interest on any Loan or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for five or more Business Days; or

          (b) any Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $1.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $1.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Company shall default in the payment when due of any amount aggregating $500,000 or more under any Swap Contract; or any event specified in any Swap Contract shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit, termination or liquidation payments aggregating $500,000 or more to become due; or

          (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Company, or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(g) or 9.05 through 9.35; or any Obligor shall default in the performance of any of its obligations under
     Section 5.02 of the Security Agreement; or Borrower shall default in the performance of its obligations under Section 9.01(e) and such default shall continue unremedied for five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by Administrative Agent; or

          (e) Any Company shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect),
     (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Company or of all or any substantial part of its assets, or (iii) similar relief in respect of such Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and either (1) such proceeding shall not be actively contested by such Company, or (2) such proceeding or case shall continue undismissed, undischarged or unbonded, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Company shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $1.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and such Company shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1.0 million which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of $1.0 million; or

          (j) Any Change of Control shall occur; or

          (k) Any Security Document after delivery thereof at any time shall cease (other than pursuant to its terms) to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Prior Liens) any portion of the Collateral, except for (A) released Collateral or (B) any Collateral in which a security interest may not be perfected by the filing of UCC financing statements or by possession of such Collateral and possession of such Collateral by Administrative Agent is not required by the Security Documents or this Agreement or any Obligor or any other party shall at any time directly or indirectly contest the validity or enforceability of any Security Document; or

          (l) Any Guarantee ceases to be in full force and effect (other than pursuant to its terms) or any of the Subsidiary Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees; or

          (m) The subordination provisions relating to any Subordinated Note Document (the "Subordination Provisions") shall fail to be enforceable by
                    ------------------------
     the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation shall fail to constitute "Senior Debt" or "Guarantor Senior Debt" (as defined in the Subordinated Note Documents), or any Company or Subordinated Lender shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions;

THEREUPON: (1) in the case of an Event of Default (other than one referred to in clause (f) or (g) of this Section 10 with respect to Borrower), Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and
(2) in the case of the occurrence of an Event of Default referred to in clause
(f) or (g) of this Section 10 with respect to Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

          In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Company, forthwith, without any demand or the taking of any other action by Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

          Section 11.  Administrative Agent.
                       --------------------

          11.01.  General Provisions.  Each of the Lenders, the Issuing Lender
                  ------------------
and Joint Lead Arrangers hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto.

          The Lender or other financial institution serving as any Agent or Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent or Issuing Lender, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent or Issuing Lender hereunder.

          No Agent or Issuing Lender shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent or Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent or Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent or Issuing Lender is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04), and (c) except as expressly set forth herein, no Agent or Issuing Lender shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or Issuing Lender or any of its Affiliates in any capacity. No Agent or Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent or Issuing Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other

Credit Document or any other agreement, instrument or document, or (v) except as expressly set forth therein the satisfaction of any condition set forth in
Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent and Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and Issuing Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent and Issuing Lender may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent and Issuing Lender may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent or Issuing Lender with reasonable care. Each Agent, Issuing Lender and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory
                                           ---------------
provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and Issuing Lender and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent or Issuing Lender.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lender (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lender and, so long as no Default or Event of Default shall have occurred and be continuing, subject to Borrower's consent (not to be unreasonably withheld), appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent or Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

          11.02.  Indemnification.  Each Lender agrees to indemnify and hold
                  ---------------
harmless each Agent and each Revolving Credit Lender agrees to indemnify and hold harmless the Issuing Lender (to the extent not promptly reimbursed under
Section 12.03, but without limiting the obligations of Borrower under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by such Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent or Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent or Issuing Lender under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.03, and including also any payments under any indemnity that Administrative Agent is required to issue to any Lender referred to in Section 4.01(c) of the Security Agreement, or to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided,
                                                                      --------
however, that no Lender shall be liable for any of the foregoing to the extent
-------
they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this
Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

          11.03.  Consents Under Other Credit Documents.  Except as otherwise
                  -------------------------------------
provided in this Agreement and the other Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

          11.04.  Collateral Sub-Agents.  Each Lender by its execution and
                  ---------------------
delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for Administrative Agent thereunder. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 12.  Miscellaneous.
                       -------------

          12.01.  Waiver.  No failure on the part of any Creditor to exercise
                  ------
and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02.  Notices.  All notices, requests and other communications
                  -------
provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03.  Expenses, Indemnification, Etc.  (a) The Obligors, jointly and
                  ------------------------------
severally, agree to pay or reimburse:

          (i) Joint Lead Arrangers and Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder and (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective);

          (ii) each of the Lenders and Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders, the Issuing Lender and Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 12.03 and (3) any documentary taxes; and

          (iii) each of the Lenders and Administrative Agent for all actual costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

          (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees, investment advisors and agents (each, an "Indemnitee") from, and hold
                                                     ----------
each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by Administrative Agent, Joint Lead Arrangers or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents, the use or proposed use of any of the Loans or Letters of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding (i) any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen from the gross negligence or bad faith of the Indemnitee and (ii) claims among Indemnitees other than to the extent arising out of or as a result of any direct or indirect act or omission of any Obligor.

          Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to Borrower or any Subsidiary), (B) the past, present or future condition of any site or facility owned, operated or leased at any time by Borrower or any Subsidiary (or any such predecessor in interest), or (C) any Release or threatened Re-
lease of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder
                               --------  -------
shall be subject to the exclusions from indemnification set forth in the preceding sentence.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

          The Obligors agree that, without the prior written consent of Administrative Agent, Joint Lead Arrangers and the Majority Lenders, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification or contribution is reasonably likely to be sought under the indemnification or contribution provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04.  Amendments, Etc.  (a)  Any provision of any Credit Document
                  ---------------
may be amended, modified or supplemented by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the consent of the Majority Lenders, and any provision of any Credit Documents may be waived by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the consent of the Majority Lenders; provided, however, that:
                                     --------  -------

            (I) no such amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by Administrative Agent acting with the consent of each Lender (with Obligations directly affected in the case of clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 3.02 as a result of the applicability of the Post Default Rate) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section
     10), (iii) change the currency in which any Obligation is payable, (iv) amend the terms of this Section 12.04 or Section 4.07, 5 or 11.03, (v) reduce the percentage specified in the definition of the term "Majority Lenders" or "Supermajority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights thereunder or to modify any provision thereof (it being understood that any additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date), (vi) release any Subsidiary Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (vii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (viii) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and any additional extensions of credit hereunder consented to by the Majority Lenders) being secured by the Collateral, or (ix) amend Section
     12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that any prepayment required by Section 2.10(a) may be modified, supplemented or waived by the Majority Lenders);

           (II) no such amendment, modification, supplement or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender);

           (III)  any modification or supplement of or waiver with respect to
     Section 11 which affects any Agent in their respective capacities as such shall require the consent of such Agent;

           (IV) no consent of any Lender need be obtained, and Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any Disposition permitted by the Credit Documents;

           (V) subject to clause (I)(i) above of this proviso to this Section 12.04(a), the consent of the Supermajority Lenders of the Affected Class shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (it being understood that any prepayment required by Section 2.10(a) may otherwise be modified, supplemented or waived by the Majority Lenders);

           (VI) no modification, amendment, or waiver shall, unless by an instrument signed by the Supermajority Lenders of the Affected Class or by Administrative Agent acting with the written consent of the Supermajority Lenders of the Affected Class, change the timing of the receipt or the application of mandatory prepayments hereunder as among the Tranche A Term Loans and the Tranche B Term Loans or the order in which any such prepayment is applied to the Tranche A Term Loans or Tranche B Term Loans (although any required prepayment set forth in Section 2.10 may otherwise be modified, supplemented or waived by the Majority Lenders);

           (VII) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders", "Majority Tranche A Term Loan Lenders" or "Majority Tranche B Term Loan Lenders" shall be made without the consent each Revolving Credit Lender, each Tranche A Term Loan Lender or each Tranche B Term Loan Lender, respectively (it being understood that any additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

          (VIII) no reduction of the percentage specified in the definition of "Majority Term Lenders" shall be made without the consent of each Tranche A Term Loan Lender and Tranche B Term Loan Lender (it being understood that and other additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

          (IX) no amendment, modification, supplement or waiver shall make any change to Section 2.01(e) or the definitions of "Swing Loan Commitment", "Swing Loan Maturity Date" or "Swing Loans" or the Swing Loan Note shall be made without the consent of the Swing Loan Lender;

          (X) no amendment, modification, supplement or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender; and

          (XI) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Credit Facility set forth in subsection 7.2 without the written consent of the Majority Revolving Credit Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Credit Document, or of any Default or Event of Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 7.2 to the making of any extension of credit under the Revolving Credit Facility have been satisfied unless the Majority Revolving Credit Lenders shall have consented to such amendment or waiver.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by
Section 12.04(a)(I) (other than clause (1) thereof), the consent of the Majority Lenders, Majority Revolving Credit Lenders, Majority Term Lenders or Supermajority Lenders, as the case may be, is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not
                                  --------  -------
have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (i) of Section 12.04(a)(I).

          12.05.  Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06.   Assignments and Participations.  (a)  No Obligor may assign
                   ------------------------------
its respective rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders.

          (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld or delayed) of Borrower, Administrative Agent and Syndication Agent and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such
                                         --------  -------
consent by Borrower, the Issuing Lender (other than in the case of the assignment of Revolving Credit Commitments and/or Revolving Credit Loans, in which event the consent of the Issuing Lender (not to be unreasonably withheld, delayed or conditioned shall be obtained)), Administrative Agent or Syndication Agent shall be required in the case of any assignment to an-
other Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to Administrative Agent and Syndication Agent); (ii) no consent of Borrower need be obtained if any Default shall have occurred and be continuing;
(iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by Merrill Lynch Capital Corporation or any of its Affiliates in connection with the syndication of the Commitments and/or the Loans or otherwise, shall be in an aggregate amount at least equal to $5.0 million unless the assigning Lender's exposure is reduced to $0 or unless Borrower and Joint Lead Arrangers otherwise agree; and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower,
                             ---------
Administrative Agent, Syndication Agent and the Issuing Lender to the extent required above (none of which consents to be unreasonably withheld), one or more new Notes (if requested by the new Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes (if any) issued to the assigning Lender (or its nominee) shall be returned by Administrative Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Borrower, Administrative Agent and Syndication Agent of an instrument in writing substantially in the form of Exhibit F, and upon consent
                                                   ---------
thereto by Borrower, Administrative Agent and the Issuing Lender to the extent required above (none of which consents to be unreasonably withheld), and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or any Approved Fund of a Lender and other than any assignment by Merrill Lynch Capital Corporation or any of its Affiliates) the assignee Lender shall pay a fee of $3,500 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07. Each assignment shall be made pursuant to an agreement substantially in the form of Exhibit M.
   ---------

          (c) A Lender may sell or agree to sell to one or more other Eligible Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of
                  -----------
the provisions of Section 5 (provided, however, that no Participant shall be
                             --------  -------
entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (i), (II), (III) or (IX) of clause (I) of the proviso to Section 12.04(a).

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Loans and its Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower, Administrative Agent, Arranger or Issuing Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning Borrower or any Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.11. In addition, each of Administrative Agent and the Arranger may furnish any information concerning any Obligor or any of its Affiliates in Administrative Agent's or the Arranger's possession to any Affiliate of Administrative Agent or the Arranger, subject, however, to the provisions of Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

          12.07.  Survival.  The obligations of the Obligors under Sections
                  --------
5.01, 5.05, 5.06 and 12.03, the obligations of each Subsidiary Guarantor under
Section 6.03, and the obligations of the Lenders under Sections 5.06, 11.05 and 12.11, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

          12.08.  Captions.  The table of contents and captions and section
                  ---------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10. Governing Law; Submission to Jurisdiction; Waivers; Etc. (a)
                 --------------------------------------------------------
Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (a) submits for itself and its property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such Proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) Each Obligor hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for service of legal process of such Obligor.

          12.11. Confidentiality. Each Creditor agrees to keep information obtained by it pursuant hereto and the other Credit Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, investment advisors, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this
Section 12.11), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such
                                                   --------
requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or regulators or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this subsection 12.11, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Credit Documents or (g) with Borrower's prior written consent.

          12.12. Independence of Representations, Warranties and Covenants. The
                 ---------------------------------------------------------
representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

          12.13. Severability.  Wherever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          12.14. Prior Understandings.  This Agreement and the other Credit
                 --------------------
Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except that the following shall continue to remain in effect: (a) the Commitment Letter (other than (1) the Term Sheet (as defined in the Commitment Letter) and (2) the commitment of Merrill Lynch Capital Corporation and NationsBank, N.A. thereunder), (b) the Fee Letter and (c) Administrative Agent's Fee Letter.

          12.15. Acknowledgments.  The Obligors hereby acknowledge that: (a)
                 ---------------
each of them has been advised by counsel in connection with the negotiation, execution and delivery of the Credit Documents; (b) no Creditor has any fiduciary or similar relationships to any Obligor and the relationship between the Creditors on the one hand, and the Obligors, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Creditors or among the Obligors and the Creditors.

                           [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              NORWOOD PROMOTIONAL PRODUCTS, INC.


                              By:_____________________________________
                                 Name:
                                 Title:

                              Address for Notices:


                              Attention:

                              Telecopier No.:

                              Telephone No.:

                                      AIR-TEX CORPORATION
                                      ARTMOLD PRODUCTS CORPORATION
                                      BARLOW ACQUISITION, INC.
                                      BARLOW PROMOTIONAL PRODUCTS, INC.
                                      KEY INDUSTRIES, INC.
                                      NORCORP, INC.
                                      RADIO CAP COMPANY, INC.



                                      By:_______________________________________
                                          Name:
                                          Title:

                                      Address for Notices:


                                      Attention:

                                      Telecopier No.:

                                      Telephone No.:

                               NATIONSBANK, N.A.,
                                as Administrative Agent

                                By:___________________________________________
                                    Name:
                                    Title:


                                Address for Notices as Administrative Agent

                                800 Market Street
                                12th Floor
                                St. Louis, MO  63101

                                Attention: Steven A. Linton

                                Telecopier No.: (314) 466-6744

                                Telephone No.:  (314) 466-6435

                               MERRILL LYNCH & CO.,
                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED,
                                 as Joint-Lead Arranger, Syndication Agent and Documentation Agent



                                 By:___________________________________________
                                    Name:
                                    Title:

                                 Address for Notices:

                                  World Financial Center
                                  c/o Merrill Lynch & Co.
                                  Merrill Lynch, Pierce, Fenner
                                   & Smith Incorporated
                                  South Tower
                                  225 Liberty Street
                                  New York, New York 10080-6114

                                  Attention: Brian E. O'Callahan

                                  Telecopier No.: (212) 449-8230

                                  Telephone No.: (212) 449-8221

                               NATIONSBANC MONTGOMERY SECURITIES, LLC,
                                as Joint Lead Arranger


                                By:_____________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 100 N. Tryon Street, 7th Floor
                                 Charlotte NC 28255

                                Attention: Mark Huffstetler

                                Telecopier No.: (704) 388-0209

                                Telephone No.: (704) 388-0181

                                    LENDERS
                                    -------

                               MERRILL LYNCH CAPITAL CORPORATION,
                                as a Lender


                                By:_____________________________________
                                  Name:
                                  Title:

                                Lending Office for all Loans:

                                 World Financial Center
                                  c/o Merrill Lynch & Co.
                                 North Tower - 7th Floor
                                 250 Vesey Street
                                 New York,New York 10281-1307

                                 Address for Notices:

                                  World Financial Center
                                   c/o Merrill Lynch & Co.
                                  South Tower
                                  225 Liberty Street
                                  New York, New York 10080-6114

                                 Attention: Brian E. O'Callahan

                                 Telecopier No.: (212) 449-8230

                                 Telephone No.: (212) 449-8221

                               NATIONSBANK, N.A.,
                                as a Lender


                                By:______________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 Commercial Banking Group
                                 800 Market Street
                                 12th Floor
                                 St. Louis, MO 63101

                                Attention: Steven A. Linton

                                Telecopier No.: (314) 446-6499

                                Telephone No.: (800) 944-0404

                               CREDIT AGRICOLE INDOSUEZ,
                                as a Lender


                               By:____________________________________
                                 Name:
                                 Title:

                               Address for Notices:

                                55 East Monroe Street
                                Chicago, IL 60603

                               Attention:  Eric Robinson

                               Telecopier No.: (312) 372-2830

                               Telephone No.: (312) 917-7532

                               THE FROST NATIONAL BANK,
                                as a Lender


                                By:_________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 100 West Houston Street
                                 San Antonio, TX 78296

                                Attention:  John Harris

                                Telecopier No.:(210) 220-4626

                                Telephone No.: (210) 220-5350

                               GUARANTY FEDERAL BANK, F.S.B.,
                                as a Lender


                                By:___________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 1100 Northeast Loop 410
                                 San Antonio, TX 78209

                                Attention: Jim R. Hamilton

                                Telecopier No.: (210) 930-1783

                                Telephone No.: (210) 930-2926

                               PARIBAS,
                                as a Lender


                                By:____________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 1200 Smith Street, Suite No. 3100
                                 Houston, TX 77002

                                Attention: Larry Robinson

                                Telecopier No.: (713) 659-5234

                                Telephone No.: (713) 659-4811

                               MAINSTAY VP SERIES FUND, INC.,
                                ON BEHALF OF ITS HIGH YIELD
                                CORPORATE BOND PORTFOLIO,
                                as a Lender

                                By:  MacKay-Shields Financial Corporation,
                                Its: Investment Advisor

                                By:_____________________________________________
                                  Name:  Jeffry B. Platt
                                  Title: Director

                                Address for Notices:

                                 c/o MacKay-Shields Financial Corporation
                                 9 West 57th Street, 37th Floor
                                 New York, New York 10019

                                Attention: Melanie Westerlund

                                Telecopier No.: (212) 758-4077

                                Telephone No.: (212) 230-3849

                               THE MAINSTAY FUNDS,
                                ON BEHALF OF ITS HIGH YIELD
                                CORPORATE BOND FUND SERIES,
                                as a Lender

                                By:  MacKay-Shields Financial Corporation,
                                Its: Investment Advisor

                                By:___________________________________________
                                  Name:  Jeffry B. Platt
                                  Title: Director

                                Address for Notices:

                                 c/o MacKay-Shields Financial Corporation
                                 9 West 57th Street, 37th Floor
                                 New York, New York 10019

                                Attention: Melanie Westerlund

                                Telecopier No.: (212) 758-4077

                                Telephone No.: (212) 230-3849

                               THE PROVIDENT BANK,
                                as a Lender


                                By:____________________________________
                                 Name:
                                 Title:

                                Address for Notices:

                                 One East Fourth Street
                                 #216A
                                 Cincinnati, OH 45202

                                Attention: Alan R. Henning

                                Telecopier No.: (513) 579-2858

                                Telephone No.: (513) 579-2747

                               MERCANTILE BANK NATIONAL ASSOCIATION,
                                as a Lender


                                By:_________________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 One Mercantile Center
                                 Tram 001/1001/12-3
                                 St. Louis, MO 63101-1643

                                Attention: Kathy Robinson

                                Telecopier No.: (314) 425-8292

                                Telephone No.: (314) 418-2514

                               UNION BANK OF CALIFORNIA, N.A.,
                                as a Lender


                                By:_____________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 350 California Street, 6th Floor
                                 San Francisco, CA 94104

                                Attention: David Kinkela

                                Telecopier No.: (415) 705-5093

                                Telephone No.: (415) 705-7048

                               PILGRIM AMERICA PRIME RATE TRUST,
                                as a Lender

                                By: Pilgrim America Investments, Inc.
                                    as its Investment Manager

                                By:_________________________________________
                                  Name:
                                  Title:

                                Address for Notices:

                                 Two Renaissance Square
                                 40 North Central Avenue
                                 Suite 1200
                                 Phoenix, AZ 85004-3444

                                 Attention: Melina Dempsey

                                 Telecopier No.:

                                 Telephone No.: (602) 417-8100

                                                                         ANNEX A

                                             Revolving
                                               Credit           Term Loan A        Term Loan B
          Institution                        Commitment          Commitment         Commitment            Total
          -----------                        ----------          ----------         ----------            -----
1.   Merrill Lynch Capital                  $1,354,166.67       $1,895,838.34     $7,000,000.00      $10,250,00.00
       Corporation

2.   NationsBank, N.A.                       3,020,833.33        4,229,166.66      3,000,000.00      10,250,000.00

3.   Paribas                                 2,708,333.33        3,791,666.67      3,500,000.00      10,000,000.00

4.   Guaranty Federal Bank, F.S.B.           4,166,666.67        5,833,333.33                        10,000,000.00

5.   The Mainstay Funds, On Behalf                                                 8,700,000.00       8,700,000.00
     Of Its High Yield Corporate
     Bond Fund Series

6.   Mainstay VP Series Fund, Inc.,                                                1,300,000.00       1,300,000.00
     On Behalf Of Its High Yield
     Corporate Bond Portfolio

6.   Union Bank of California, N.A.          3,750,000.00        5,250,000.00                         9,000,000.00

7.   Pilgrim America Prime Rate Trust                                              9,000,000.00       9,000,000.00

8.   Credit Agricole Indosuez                3,333,333.33        4,666,666.67                         8,000,000.00

9.   The Frost National Bank                 3,333,333.33        4,666,666.67                         8,000,000.00

10.  Mercantile Bank National                3,333,333.33        4,666,666.67                         8,000,000.00
     Association

11.  The Provident Bank                                                            7,500,000.00       7,500,000.00

                                            -------------       -------------     -------------      -------------
                  Total                     $  25,000,000       $  35,000,000     $  40,000,000      $ 100,000,000
                                            =============       =============     =============      =============